                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            JDA SOFTWARE GROUP, INC.,

                                   CVP2 CORP.

                                       AND

                                 QRS CORPORATION

                                  JUNE 17, 2004

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE 1      THE MERGER.....................................................................................     2
      1.1      The Merger.....................................................................................     2
      1.2      Closing........................................................................................     2
      1.3      Effective Time.................................................................................     2
      1.4      Effects of the Merger..........................................................................     2
      1.5      Certificate of Incorporation and Bylaws........................................................     2
      1.6      Directors and Officers.........................................................................     3

ARTICLE 2      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND MERGER SUB; EXCHANGE OF
               CERTIFICATES...................................................................................     3
      2.1      Effect on Capital Stock........................................................................     3
      2.2      Exchange of Certificates.......................................................................     6

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................     8
      3.1      Organization, Standing and Corporate Power.....................................................     8
      3.2      Subsidiaries...................................................................................     8
      3.3      Capital Structure..............................................................................     9
      3.4      Authority; Noncontravention....................................................................    11
      3.5      Company SEC Documents; Financial Statements; Nasdaq Compliance.................................    13
      3.6      Absence of Certain Changes or Events...........................................................    15
      3.7      Absence of Litigation; Investigations..........................................................    15
      3.8      Compliance with Applicable Laws................................................................    16
      3.9      Contracts......................................................................................    16
      3.10     Absence of Changes in Benefit Plans; Employment Matters........................................    19
      3.11     Labor Matters..................................................................................    19
      3.12     Employee Benefit Matters.......................................................................    20
      3.13     Taxes..........................................................................................    21
      3.14     Title to Properties............................................................................    22
      3.15     Intellectual Property..........................................................................    23
      3.16     Sale of Products; Performance of Services......................................................    26
      3.17     Environmental Matters..........................................................................    27
      3.18     Insurance......................................................................................    28
      3.19     No Restrictions on Business....................................................................    28
      3.20     Opinion of Financial Advisor...................................................................    28
      3.21     Broker Fees....................................................................................    29

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB........................................    29
      4.1      Organization, Standing and Corporate Power.....................................................    29
      4.2      Subsidiaries...................................................................................    29
      4.3      Capital Structure..............................................................................    30
      4.4      Authority; Noncontravention....................................................................    31
      4.5      Parent SEC Documents; Financial Statements; Nasdaq Compliance..................................    33
      4.6      Absence of Certain Changes or Events...........................................................    35
      4.7      Absence of Litigation; Investigations..........................................................    35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   PAGE
      4.8      Compliance with Applicable Laws................................................................    35
      4.9      Contracts......................................................................................    36
      4.10     Absence of Changes in Benefit Plans............................................................    36
      4.11     Employee Benefit Matters.......................................................................    37
      4.12     Taxes..........................................................................................    38
      4.13     Intellectual Property..........................................................................    38
      4.14     No Restrictions on Business....................................................................    40
      4.15     Brokers........................................................................................    40
      4.16     Interim Operations of Merger Sub...............................................................    41
      4.17     Interested Stockholder.........................................................................    41
      4.18     Opinion of Financial Advisor...................................................................    41

ARTICLE 5      COVENANTS RELATING TO CONDUCT OF BUSINESS......................................................    41
      5.1      Conduct of Company's Business..................................................................    41
      5.2      Conduct of Parent's Business...................................................................    44
      5.3      No Solicitation by the Company.................................................................    45
      5.4      Employee Benefit Matters.......................................................................    47

ARTICLE 6      ADDITIONAL AGREEMENTS..........................................................................    48
      6.1      Registration Statement; Joint Proxy Statement..................................................    48
      6.2      Company Stockholders' Meeting and Parent Stockholders' Meeting.................................    50
      6.3      Access to Information; Confidentiality.........................................................    51
      6.4      Further Actions................................................................................    51
      6.5      Filings; Other Actions.........................................................................    52
      6.6      Fees and Expenses..............................................................................    53
      6.7      Public Announcements; Other Communications.....................................................    53
      6.8      Director's and Officer's Insurance and Indemnification.........................................    54
      6.9      Section 16 Approval............................................................................    54
      6.10     Nasdaq Quotation...............................................................................    55
      6.11     Blue Sky.......................................................................................    55
      6.12     Affiliates.....................................................................................    55
      6.13     Tax-free Reorganization........................................................................    56
      6.14     Representation on Parent Board.................................................................    56

ARTICLE 7      CONDITIONS TO THE MERGER.......................................................................    56
      7.1      Conditions to Each Party's Obligation to Effect the Merger.....................................    56
      7.2      Conditions to Obligation of Parent and Merger Sub..............................................    57
      7.3      Conditions to Obligation of the Company........................................................    58

ARTICLE 8      TERMINATION, AMENDMENT AND WAIVER..............................................................    58
      8.1      Termination....................................................................................    58
      8.2      Effect of Termination..........................................................................    60
      8.3      Amendment......................................................................................    60
      8.4      Extension; Waiver..............................................................................    60

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   PAGE
ARTICLE 9      GENERAL PROVISIONS.............................................................................    61
      9.1      Nonsurvival of Representations and Warranties..................................................    61
      9.2      Notices........................................................................................    61
      9.3      Certain Definitions............................................................................    62
      9.4      Index of Defined Terms.........................................................................    63
      9.5      Interpretation.................................................................................    68
      9.6      Counterparts...................................................................................    69
      9.7      Entire Agreement; No Third-Party Beneficiaries.................................................    69
      9.8      Governing Law..................................................................................    69
      9.9      Assignment.....................................................................................    69
      9.10     Consent to Jurisdiction........................................................................    69
      9.11     Enforcement....................................................................................    70
      9.12     Severability...................................................................................    70

Exhibit A     -     Company Form of Voting Agreement

Exhibit B     -     Parent Form of Voting Agreement

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of June 17, 2004, by and among JDA Software Group, Inc., a Delaware corporation ("Parent"), CVP2 Corp., a Delaware corporation ("Merger Sub"), and QRS Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger"); and

      WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is fair to, and in the best interest of, Parent and its stockholders and
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

      WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is fair to, and in the best interest of, the Company and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and

      WHEREAS, Parent and Merger Sub and each executive officer and director of the Company desire to enter into voting agreements in connection with the Merger in the form set forth in Exhibit A; and

      WHEREAS, the Company and each executive officer and director of Parent desire to enter into voting agreements in connection with the Merger in the form set forth in Exhibit B; and

      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

      WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

      WHEREAS, Section 9.3 of this Agreement contains certain definitions, and
Section 9.4 of this Agreement contains an index of defined terms in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

      1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

      1.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, including the satisfaction or waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, LLP, located at 1221 South Mopac Expressway, Suite 400, Austin, Texas at 10:00 a.m., Pacific time, on a date to be specified by the Parties to this Agreement, which shall be no later than two
(2) Business Days after satisfaction or waiver of the conditions set forth in
Article 7 or such other date and time or location as mutually agreed to by the Parties (the "Closing Date").

      1.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing and on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") the certificate of merger (the "Certificate of Merger") and such other documents as may be required by the DGCL in order for the Merger to become effective duly prepared, executed and acknowledged by the Parties, as applicable. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State unless Parent and the Company agree to a subsequent date or time and specify such date and time in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

      1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL, including Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.5 Certificate of Incorporation and Bylaws.

            (a) As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law, except that the Certificate of Incorporation shall be amended to reflect that the name of the Surviving Corporation shall be "QRS Corporation".

            (b) As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Bylaws of the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable law, except that the Bylaws shall be amended to reflect that the name of the Surviving Corporation shall be "QRS Corporation".

      1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                COMPANY AND MERGER SUB; EXCHANGE OF CERTIFICATES

      2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

            (a) Cancellation of Treasury Stock. Each share of common stock, par value $0.001 per share, of the Company ("Company Common Stock") that is directly owned by the Company or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (b) Conversion of Merger Sub Common Stock. Each issued and outstanding share of common stock of Merger Sub shall be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation.

            (c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted, as of the Effective Time, into the right to receive 0.50 shares (the "Exchange Ratio") of common stock, $0.01 par value per share, of Parent (the "Parent Common Stock") (together with cash in lieu of fractional shares pursuant to Section 2.2(g), the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive such holder's Merger Consideration. Notwithstanding the foregoing, the Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock or Parent

Common Stock occurring (or having a record date) after the date of this Agreement and prior to the Effective Time.

            (d) Options/Unvested Shares.

                  (i) Each Option to purchase shares of Company Common Stock under the Company's Stock Plans which is outstanding immediately prior to the Effective Time shall not be assumed by Parent and, accordingly, at the Effective Time shall vest in full and become exercisable for all the shares of Company Common Stock subject to such Option and, to the extent not exercised at or before the Effective Time, shall terminate and cease to be outstanding immediately upon the Effective Time, in each case in accordance with the express terms of each of the Stock Plans and the applicable stock option agreement. However, Parent hereby agrees that the Company may enter into an agreement with each holder of an outstanding Option which will provide such holder with the following rights: (A) the right to surrender the Option to the Company, as proximately as possible prior to the Effective Time as to facilitate the implementation of the following provisions, for a distribution payable by the Company in shares of Company Common Stock (with any fractional share to be paid in cash) equal to the amount by which the fair market value of the shares of Company Common Stock at the time subject to such Option (with such fair market value to be determined on the basis of the closing price per share of Company Common Stock on the last trading day preceding the Closing Date) exceeds the aggregate exercise price payable for those shares and (B) the right to have the Company withhold a portion of the shares otherwise distributable under clause
(A) to the Option holder in order to satisfy the employee portion of the federal, state and local income and employment withholding taxes incurred in connection with the clause (A) distribution, with the withheld shares of Company Common Stock to be valued on the basis of the fair market value to be determined on the basis of the closing price per share of Company Common Stock on the last trading day preceding the Closing Date and the Company to promptly pay that amount in cash to the appropriate tax authorities on the employee's behalf. At the Effective Time all shares of Company Common Stock distributable pursuant to the exercise of the rights authorized pursuant to clause (A) of this subsection, net of any shares withheld by the Company in satisfaction of the applicable withholding taxes, shall be converted into the right to receive fully-vested shares of Parent Common Stock in accordance with Section 2.1(c). Parent shall assume any reserve of Company Common Stock which remains available for issuance under the Stock Plans immediately after the Effective Time (after taking into account the effect upon such share reserve of all exercises and lapses of outstanding Options and the rights authorized pursuant to clause (A) of this subsection and the lapse of any unexercised Options). In effecting such assumption, the remaining reserve of Company Common Stock under each of the Stock Plans shall be converted into shares of Parent Common Stock by multiplying the remaining reserve of Company Common Stock under each of the Stock Plans by the Exchange Ratio and rounding down to the next whole share of Parent Common Stock. Unless and until otherwise approved by Parent's stockholders following the Effective Time, any option grants or other awards from such assumed reserve may only be made to individuals who are not at the Effective Time in the employ or service of the Parent or any Affiliate of the Parent. Parent shall also have the right, but not the obligation, after the Effective Time, to assume the Stock Plans for purposes of making option grants and other awards from such assumed reserve.

                  (ii) Schedule 2.1(d)(ii) sets forth a true and complete list as of the date hereof of each outstanding Option, including the option holder, the number of shares of Company Common Stock subject to such option, the applicable vesting schedule (including the number of shares vested as of the date hereof), the exercise price payable per share and the number of shares under each such Option that would vest due to acceleration upon the consummation of the Merger and the transactions contemplated hereby, and the number of shares available for issuance under the Stock Plans.

                  (iii) Each outstanding right to receive shares of Company Common Stock under the Stock Plans ("Share Right Award") which is outstanding immediately prior to the Effective Time shall vest in full at that time, and the shares of Company Common Stock subject to those vested Share Right Awards shall become issuable immediately prior to the Effective Time and shall be converted as of the Effective Time into the right to receive fully-vested Parent Common Stock in accordance with Section 2.1(c). However, the holder of each such Share Right Award shall have the right to have the Company withhold a portion of the shares otherwise issuable under such Share Right Award to satisfy the employee portion of the applicable federal, state and local income and employment withholding taxes, with the withheld shares of Company Common Stock to be valued on the basis of the closing price per share of Company Common Stock on the last trading day preceding the Closing Date and the Company to promptly pay that amount in cash to the appropriate tax authorities on the employee's behalf.

                  (iv) Schedule 2.1(d)(iv) sets forth a true and complete list as of the date hereof of each holder of unvested Company Common Stock and each holder of an outstanding Share Right Award under the Stock Plans, including the number of unvested shares of Company Common Stock held by such person or the number of unvested shares of Company Common Stock subject to such person's Share Right Award, the applicable vesting schedule for those shares, the purchase price (if any) paid per share of unvested Company Common Stock held by such person and the number of shares under each such Share Right Award that would vest due to acceleration upon the consummation of the Merger and the transactions contemplated hereby.

            (e) Warrants. At the Effective Time, Parent shall assume each Common Stock Purchase Warrant issued by the Company on February 9, 2001 to each of Peter Johnson and Garth Saloner (each, a "Company Warrant") to purchase shares of Company Common Stock, whether or not exercisable, and each such Company Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant immediately prior to the Effective Time, the same number of shares of Parent Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Warrant in full immediately prior to the Effective Time, at a price per share of Parent Common Stock, rounded up to the nearest whole cent, equal to (i) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Warrant divided by (ii) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Warrant, provided that any fractional share of Parent Common Stock resulting from an aggregation of all the shares of a holder subject to Company Warrant shall be rounded down to the nearest whole share. Prior to the Effective Time, the Company shall have given prompt notice of adjustment of each Company Warrant, in accordance with the terms of the Company Warrant and as contemplated under this Section 2.1(e), to each of Peter Johnson and Garth Saloner.

      2.2 Exchange of Certificates.

            (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company (the "Exchange Agent") for payment of the Merger Consideration. Promptly after the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of Company Common Stock certificates of Parent Common Stock representing the number of whole shares of Parent Common Stock issuable pursuant to Section 2.1(c) as Merger Consideration and sufficient funds to permit payment in lieu of fractional shares pursuant to Section 2.2(g). Any Merger Consideration deposited with the Exchange Agent which has not been distributed pursuant to Section 2.2(b) hereof on or prior to the date which is one year after the Effective Time shall be turned over to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and provided, further, that any and all interest earned at any time on the cash deposited with the Exchange Agent shall inure to the benefit of, and belong to, Parent.

            (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time and in any event within five Business Days following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted into the right to receive such holder's ratable portion of the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon the proper delivery of the Certificates and shall be in a form and have such other provisions as Parent may reasonably specify) and instructions as specified by Parent for use in effecting the exchange of the Certificates for the Merger Consideration, which shall be in form and substance reasonably satisfactory to the Company. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and executed, and all other documents required by the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall promptly distribute to such holder, the number of shares of Parent Common Stock (along with cash in lieu of fractional shares pursuant to Section 2.2(g)) into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c).

            (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange for any reason, they shall be cancelled and exchanged as provided in this
Article 2.

            (d) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), the Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

            (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay to the holder of such lost, stolen or destroyed Certificate, such holder's Merger Consideration.

            (f) Withholding Rights. Parent shall deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provisions of any other Tax law. To the extent that amounts are so deducted and withheld by Parent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect to which such deduction and withholding were made by Parent.

            (g) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock that a holder of shares of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest equal to the product of (i) the closing sale price of a share of Company Common Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Time by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule prepared by the Company which is dated as of the date of this Agreement and arranged in Sections corresponding to the numbered and lettered Sections contained in this Article 3 (provided, however, that disclosure in any Section shall be deemed to have been set forth in all other applicable Sections where it is reasonably apparent that such disclosure is applicable to such other Sections notwithstanding the omission of any cross-reference to such other Section) and is being concurrently delivered to Parent in connection herewith (the "Company Disclosure Schedule"), the following statements are true and correct as of the date of this Agreement, except where another date is specified:

      3.1 Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing, or local law equivalent, under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing, or local law equivalent, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, or local law equivalent, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available to Parent, prior to the execution of this Agreement, complete and correct copies of (i) its Certificate of Incorporation and Bylaws, in each case as amended through the date hereof, (ii) its committee charters, codes of conduct or other comparable governing documents, in each case amended through the date hereof, (iii) all the existing written consents and minutes of the meetings of its Board of Directors and each committee of its Board of Directors held since January 1, 2000 and (iv) all the existing written consents and minutes of the meetings of its stockholders held since January 1, 2000.

      3.2 Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth (a) a list of the Subsidiaries of the Company, (b) the issued and outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary and (c) the registered and beneficial holders of such shares or other equity or voting interests in each such Subsidiary. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all mortgages, pledges, assessments, claims, liens, charges, security interests and other encumbrances of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of, or other equity or voting interests in, the Subsidiaries listed in Section 3.2 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person. The Company has delivered or made available to Parent, prior to the execution of this Agreement, complete and correct copies of each of the following documents: (i) the Certificate of Incorporation and Bylaws (or similar organizational documents), in each case as amended through the date hereof, (ii) all the existing written consents and minutes of the meetings of its

Board of Directors and each committee of its Board of Directors held since January 1, 2000 and (iii) all the existing written consents and minutes of the meetings of its stockholders held since January 1, 2000, of each Subsidiary of the Company.

      3.3 Capital Structure.

            (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). Of the 10,000,000 shares of Company Preferred Stock that are authorized for issuance, 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock and have been reserved for issuance under the Company's Rights Agreement, dated as of October 17, 2002, between the Company and Mellon Investor Services LLC, as amended (the "Rights Agreement"). As of the date hereof, (i) 15,939,155 shares of Company Common Stock are issued and outstanding (none of which are subject to repurchase options in favor of the Company by reason of having been originally issued as restricted shares), (ii) 233,731 shares of Company Common Stock are issued and held by the Company in its treasury and (iii) no shares of Company Preferred Stock are issued and outstanding, or issued and held by the Company in its treasury. The Company has delivered to Parent a true, complete and correct schedule setting forth the number of shares of Company Common Stock held by each registered holder thereof as of April 16, 2004, and since such date the Company has not issued any securities (including derivative securities) except for any shares of Company Common Stock issued upon exercise of Options outstanding under the Stock Plans prior to such date.

            (b) As of the date of this Agreement and regarding options to purchase shares of Company Common Stock (each an "Option") under the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan") or Special Non-Officer Stock Option Plan (the "1997 Plan" and collectively with the 1993 Plan, the "Stock Plans"):

                  (i) The Company has reserved 6,200,000 shares of Company Common Stock for issuance to employees, consultants and directors pursuant to the 1993 Plan, of which (i) 1,146,632 vested shares have been issued pursuant to option exercises, (ii) 2,982,268 shares are subject to outstanding, unexercised options, and (iii) 678,893 shares remain available for issuance thereunder;

                  (ii) The Company has reserved 675,000 shares of Company Common Stock for issuance to non-officer and non-director employees pursuant to the Company's 1997 Plan, of which (i) 61,348 vested shares have been issued pursuant to option exercises, (ii) 375,808 shares are subject to outstanding, unexercised options, and (iii) 237,844 shares remain available for issuance thereunder; and

                  (iii) There are outstanding Share Rights Awards for the issuance of 339,897 shares of Company Common Stock, which such number of shares the Company has reserved for issuance thereunder.

            (c) All outstanding shares of the Company's capital stock were duly authorized, validly issued, and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the DGCL, the Company's Certificate of Incorporation, Bylaws or any Contract to which the Company is a party or otherwise bound. None of the outstanding shares of the Company's capital stock has been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of each of the Company's Subsidiaries were duly authorized, validly issued, and are fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries, all of which are scheduled on Section 3.3(c) of the Company Disclosure Schedule) are owned by the Company or a Subsidiary of the Company free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

            (d) The Company Common Stock and the Rights (as such term is defined in the Rights Agreement) constitute the only classes of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (e) The Company is not a party to or bound by any agreement with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company or its Subsidiaries. To the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company or its Subsidiaries.

            (f) Except as described in this Section 3.3 or as contemplated by Sections 2.1(d) or 2.1(e), no capital stock of the Company or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in this Section 3.3 or as contemplated by Sections 2.1(d) or 2.1(e), there are no options, preemptive rights, warrants, calls, rights, commitments or agreements of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of it Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Company's repurchase rights with respect to unvested shares issued under the Stock Plans, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person. There are no registration rights or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of the Company or any of its Subsidiaries.

            (g) The Board of Directors of the Company has taken all action necessary (including resolving to amend the Rights Agreement prior the date hereof, and a copy of such amendment has been provided to Parent prior to the date hereof) in order to render the Rights Agreement and the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement with the effect that (A) no "Distribution Date" (as such term is defined in the Rights Agreement) has occurred or will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, (B) neither Parent nor Merger Sub has become or will be an "Acquiring Person" (as such term is defined in the Rights Agreement) solely as a result of entering into, performing the terms of or consummating the transactions contemplated by this Agreement, (C) the "Expiration Date" (as such term is defined in the Rights Agreement) will occur at the moment in time immediately prior to the occurrence of the Effective Time, and (D) the Rights Agreement will otherwise be inapplicable to Parent and Merger Sub while this Agreement is in effect with respect to performing the terms of or consummating the transactions contemplated by this Agreement.

            (h) Notwithstanding the proxy statement delivered by the Company to its stockholders, and any approvals obtained at or in connection with the Company's 2004 annual stockholders meeting, the Company does not have any obligation to, and does not intend to, implement, establish or put in place the Company's 2004 Employee Stock Purchase Plan proposed for approval thereat.

      3.4 Authority; Noncontravention.

            (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate authorizations or approvals on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

            (b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date established for the Company Stockholders' Meeting, voting as a single class at the Company Stockholders' Meeting in favor of adopting this Agreement (the "Company Stockholder Approval"), is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement or the Merger.

            (c) The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly adopted resolutions (the "Company Board Approval") (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) declaring that it is advisable and in the best interests of the Company and its stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement,
(iii) declaring that this Agreement is fair to the Company and its stockholders,
(iv) directing that this Agreement be submitted to a vote for adoption at a meeting of the Company's stockholders to be held as promptly as practicable as set forth in Section 6.2 and (v) recommending that the Company's stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 5.3(a) or
Section 6.2(e).

            (d) The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company or the Certificate of Incorporation or Bylaws (or similar organizational documents) of any of its Subsidiaries, (ii) any Company Listed Contract, and, to the Knowledge of the Company, any other individual Contract, or (iii) subject to the governmental filings and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets; other than, in the case of clauses (ii) and (iii), any such conflicts, terminations, cancellations, violations, breaches, defaults, rights, results, losses, Liens or entitlements that would not reasonably be expected to have a Material Adverse Effect on the Company.

            (e) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (each, a "Governmental Entity"), is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except (i) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or as may be required under any foreign anti-trust or competition law or regulation, (ii) for the filing with the Securities and Exchange Commission (the "SEC") of the Joint Proxy Statement and such other filings, notices or reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) for any filings or notifications required under the rules and regulations of the NASDAQ Stock Market, Inc. of the transactions contemplated hereby, and (iv) for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business.

            (f) Assuming that the representations and warranties made in Section
4.17 are true and correct, the Company Board Approval referred to in Section 3.4(c) constitutes approval of the Merger for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions on business combinations (as such term is defined therein) set forth in Section 203 of the DGCL does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

      3.5 Company SEC Documents; Financial Statements; Nasdaq Compliance.

            (a) The Company has filed with the SEC on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it since January 1, 2001, including all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C.
Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)(collectively, the "Certifications"), as such documents since the time of filing may have been amended or supplemented with the SEC (the "Company SEC Documents"). Since January 1, 2001, there have been no comment letters received by the Company from the Staff of the SEC or responses to such comment letters by or on behalf of the Company, that have not been provided to Parent. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and such controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed in the reports it files or submits under the Exchange Act is accumulated and communicated to the Company's principal executive officer and principal financial officer to allow timely decisions regarding financial disclosure. No Subsidiary of the Company is required to file with the SEC any report, schedule, form, statement or other document. As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. The Company SEC Documents (i) were and, in the case of Company SEC Documents filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Documents or necessary in order to make the statements in such Company SEC Documents, in light of the circumstances under which they were and will be made, not misleading; provided, however, that all of the Company's Certifications are each true and correct based upon the knowledge of the officer(s) making such Certifications, as made. The Company is in compliance with the applicable listing rules of the Nasdaq National Market and has not since January 1, 2001 received any notice from the Nasdaq National Market asserting any non-compliance with such rules. As used in this Section 3.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available in writing to the SEC.

            (b) The consolidated financial statements of the Company for the fiscal year ended December 31, 2003 filed with the SEC (the "Company Financial Statements") and all other financial statements of the Company included in the Company SEC Documents, including in each case the notes thereto (collectively with the Company Financial Statements, the "Company SEC Financial Statements") complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and other adjustments described therein). Section 3.5(b) of the Company Disclosure Schedule contains a description of all non-audit services performed by the Company's auditors for the Company and its Subsidiaries since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services; all such non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act of 2002. In the reasonable opinion of the Company's audit committee, the fees paid to and the serviced performed by the Company's auditors relating to such non-audit services as described on Section 3.5(b) of the Company Disclosure Schedule do not impair such auditor's independence. The Company has delivered or made available to Parent copies of all policies, manuals and other documents promulgating the Company's internal accounting controls. Section 3.5(b) of the Company Disclosure Schedule lists, and the Company has delivered or made available to Parent copies of the documents creating or governing, all of the Company's off-balance sheet arrangements.

            (c) Except as set forth in the Company Financial Statements and except as arising hereunder, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that would be required by applicable accounting requirements and the published rules and regulations of the SEC to be reflected on or reserved against in any Company SEC Financial Statements that are not disclosed, reflected or reserved against in such Company SEC Financial Statements, except for such liabilities and obligations (i) that have been incurred since December 31, 2003 in the Ordinary Course of Business, or (ii) that would not reasonably be expected to have a Material Adverse Effect on the Company.

            (d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company Financial Statements.

            (e) Since the date of the Company's last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Since July 30, 2002, neither the Company nor any of its Subsidiaries, has, directly or indirectly, made or arranged for any extension or maintaining of credit, or renewal of an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company in contravention of Section 402 of the Sarbanes-Oxley Act of 2002.

      3.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement, between March 31, 2004 and the date hereof, (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business, and (b) there has not been any (i) Material Adverse Effect on the Company; (ii) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or any of its Subsidiaries' capital stock; (iii) split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock or other securities of the Company or any of its Subsidiaries (other than shares of Company Common Stock issuable upon exercise of outstanding Options under the Stock Plans); (iv) damage, destruction or other loss of more than $200,000 with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (v) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the Ordinary Course of Business of greater than $200,000; (vi) transaction or binding commitment made, or any Contract entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or property) or any relinquishment by the Company or any of its Subsidiaries of any Contract or any right there in, having a stated contract amount or value of $200,000 or more (other than Contracts with customers and suppliers entered into in the Ordinary Course of Business); (vii) any exclusive license, distribution, marketing or sales agreement entered into or any agreement to enter into such agreement; or (viii) any commitment to any Person to (A) develop software without charge or (B) incorporate any software into any of the Company's products.

      3.7 Absence of Litigation; Investigations. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, there are no claims, actions, suits, proceedings or, to the Knowledge of the Company, governmental investigations, inquiries or subpoenas (i) pending against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, or (ii) to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries. Neither the Company nor any Subsidiary of the Company is subject to any outstanding order, judgment, writ, injunction or decree that would have a Material Adverse Effect on the Company or would prevent the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2002 nor are there currently any internal investigations or inquiries being conducted by the Company, its Subsidiaries, their respective Board of Directors or other equivalent management bodies or any third party or Governmental Entity or at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues nor to the Knowledge of the Company have there been any such internal investigations or inquiries between January 1, 2001 and December 31, 2001.

      3.8 Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, certificates, authorizations, orders and approvals of all

Governmental Entities which are necessary to the lawful operation of the respective business of the Company and its Subsidiaries, except where the failure to hold such Company Permits would not reasonably be expected to have a Material Adverse Effect on the Company (the "Company Permits"). Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all such Company Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, judgments and decrees. The Company has not received any written notice to the effect that the Company or any of its Subsidiaries is not in compliance with the terms of the Company Permits or any such statutes, laws, ordinances, rules, or regulations.

      3.9 Contracts.

            (a) The Company has delivered or made available to Parent true and complete copies (and any and all binding amendments, modifications and supplements thereto) of the following (except for (x) those Contracts that have expired or have been terminated in accordance with their terms, and (y) with respect to Sections 3.9(a)(iii) through 3.9(a)(xii), Contracts with customers that are not described in Section 3.9(a)(i)) (the "Company Listed Contracts"), which, as of the date hereof, shall be listed on Section 3.9 of the Company Disclosure Schedule:

                  (i) all Contracts of the Company or any of its Subsidiaries with customers of the Company involving payments to the Company in excess of $200,000 for the twelve-month period ending on March 31, 2004;

                  (ii) all Contracts of the Company or any of its Subsidiaries with Persons other than Contracts with customers of the Company, made in the Ordinary Course of Business involving payments by or to the Company or its Subsidiaries in excess of $200,000 for the twelve-month period ending on March 31, 2004;

                  (iii) all Contracts of the Company, any of its Subsidiaries or any of its Affiliates that contain a covenant restricting the ability of the Company or any of its Subsidiaries to compete with respect to the development, manufacturing, marketing or distribution of any of the Company's current products or services, including Contracts with "most favored customer" pricing provisions;

                  (iv) all Contracts of the Company or any of its Subsidiaries with any Affiliate of the Company (other than any of its Subsidiaries) other than (A) director and officer indemnification agreements, or (B) offer letters, employment agreements, equity incentive agreements, compensation arrangements, consulting agreements or similar arrangements, in each case providing solely for at will employment or services and containing no right to any pay or benefits after employment or services has terminated other than such pay or benefits as are consistent with the Company's standard benefits package;

                  (v) (A) all Contracts of the Company or any of its Subsidiaries granting any right to make, have made, manufacture, use, sell, offer to sell, import, export, or otherwise distribute a Company Product, with or without the right to sublicense the same, on an exclusive basis, (B) any license of Intellectual Property to or from the Company and/or any of its Subsidiaries, with or without the right to sublicense the same, on (1) an exclusive basis or (2) a non-exclusive basis (other than end user license agreements entered into for Shrinkwrap Software (other than a Company Product) or customer Contracts that grant customers rights to use the Company's hosted or network services that are not otherwise covered by 3.9(a)(i) above), (C) all joint development agreements entered into by Company or any of its Subsidiaries, (D) any Contract by which the Company or any of its Subsidiaries grants any ownership right to any Company-owned Intellectual Property owned by the Company and/or any of its Subsidiaries, (E) any Contract under which the Company or any of its Subsidiaries grants an option relating to acquiring ownership of any Company-owned Intellectual Property, (F) any Contract under which the Company or any of its Subsidiaries has a stated obligation to make fixed payments of minimum royalties, license fees or service fees aggregating in excess of $200,000 during the calendar year ending December 31, 2004 with respect to any Company Intellectual Property, (G) any Contract under which any party is granted any right to access Company Source Code for Company Products or to use Company Source Code for Company Products to create derivative works of Company Products, (H) any Contract of the Company or any of its Subsidiaries that grants a customer a refund right (other than as a remedy for a breach of warranty) on the installation of a Company Product, and that refund period with respect to any such installation has not passed, lapsed, expired or terminated, (I) any Contract that obligates the Company or any of its Subsidiaries to provide any consulting services or maintenance and support services at no cost to any customer, and (J) any Contract pursuant to which the Company or any of its Subsidiaries has deposited or is required to deposit with an escrow agent or any other Person any Company Source Code for Company Products;

                  (vi) all material joint venture, partnership or other similar Contracts resulting in the formation of a separate legal entity to which the Company or any of its Subsidiaries is a party;

                  (vii) all Contracts of the Company or any of its Subsidiaries relating to the borrowing of money or extension of credit other than standard invoice terms for payments of invoices in connection with sales of the Company's products or services (collectively, "Debt Obligations") pursuant to which any material indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its Subsidiaries of any Debt Obligations of any other Person, other than standard form invoices related to accounts payable of the Company or any of its Subsidiaries;

                  (viii) all Contracts of the Company or any of its Subsidiaries relating to the acquisition, issuance, voting, registration, sale or transfer, preemptive rights, right of participation, right of first refusal, repurchase or redemption rights, with respect to any securities of the Company, other than those in connection with the Rights Agreement, the Stock Plans and the Share Right Awards;

                  (ix) all Contracts of the Company whereby the Company is restricted by any "standstill" obligations entered into since January 1, 2001;

                  (x) any Contract of the Company or any of its Subsidiaries containing any material support or maintenance obligation on the part of the Company or any of its Subsidiaries outside of the Ordinary Course of Business;

                  (xi) each Contract of the Company or any of its Subsidiaries with any present director or executive officer of the Company or any of its Subsidiaries or any stockholder who owns or controls ten percent (10%) or more of the shares of Company Common Stock that requires the payment of $60,000 or more per annum; and

                  (xii) all powers of attorney given by the Company or any Subsidiary and Contracts and arrangements pursuant to which the Company or any Subsidiary of the Company has any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, or otherwise in respect of any obligation of any Person, or any capital maintenance or similar agreements or arrangements.

            (b) Each Company Listed Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms) and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms (subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)), of the Company or each Subsidiary, as applicable, and the Company or its Subsidiaries, as applicable, have performed all of their material obligations (except those that have not yet become due) under, and is not in violation or breach of or default under, any such Company Listed Contract except for such violation or breach which would not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, the other parties to any Company Listed Contract have performed all of their obligations (except those that have not yet become due) under, and are not in violation or breach of or default under, any such Company Listed Contract except for such violations, breaches or defaults which would not reasonably be expected to have a Material Adverse Effect on the Company.

            (c) The execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or cause a breach of any Company Listed Contract and no approval or consent of any other party to any of Company Listed Contracts is required in order for those Company Listed Contracts to continue in effect after the consummation of the Merger.

      3.10 Absence of Changes in Benefit Plans; Employment Matters.

            (a) Since December 31, 2003, there has not been any adoption or amendment in any material respect by the Company or any Subsidiary of:

                  (i) any stock ownership, stock purchase, stock appreciation, stock option or phantom stock benefit plan, program or arrangement (whether oral or written) not governed by ERISA and pertaining to the Company Common Stock (together, "Equity Benefit Plans");

                  (ii) any pension, profit and retirement savings, cafeteria, severance, disability, death, medical, welfare or other benefit plan, program or arrangement (whether oral or written), that is an "employee benefit plan," as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "ERISA Benefit Plans") which the Company or any entity, trade or business that is, together with the Company, required to be treated as a single employer pursuant to Section 414 of the Code or Section 4001 of ERISA (a "Controlled Group Member") sponsors or maintains or to which the Company or such entity, trade or business is required to contribute; or

                  (iii) any deferred compensation, cash bonus, stock bonus, performance or other incentive compensation, severance, vacation, paid time off or paid sick time benefit plan, program or arrangement (whether oral or written), that is not governed by ERISA (collectively, the "Non-ERISA Benefit Plans"), providing any such benefits to any current or former employee, officer or director of the Company or any Controlled Group Member other than, in the case of former employees, officers or directors, such benefits for which the Company, any Controlled Group Member or their Subsidiaries has no current liability or obligation.

            (b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, (i) each of the employees of the Company and any Subsidiary is employed at will, and (ii) there exist no employment (except employment at will), consulting, deferred compensation, post-termination payment or severance, change-in-control, termination or indemnification agreements or arrangements (whether oral or written) between the Company or any Subsidiary, on the one hand, and any current or former director, officer, employee or consultant of the Company or any Subsidiary, on the other hand.

            (c) Section 3.10(c) of the Company Disclosure Schedule sets forth a list of all Contracts or arrangements to which the Company or any Subsidiary is party, or to which either is subject, pursuant to which payments (or acceleration of benefits or vesting of Options or Share Right Awards) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated by this Agreement or any other change of control of the Company. Complete and accurate copies of the Contracts and arrangements listed in Section 3.10(c) of the Company Disclosure Schedule have been delivered or made available to Parent.

      3.11 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, including works councils, and, to the Knowledge of the Company, there are no attempts to organize any of the Company's or any of its Subsidiaries' employees by any person, unit or group seeking to act as their bargaining agent. The Company and its Subsidiaries have complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal employment opportunity, collective bargaining, non-discrimination, and the withholding and payment of social security and other Taxes except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company, threatened charges of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company or any of its Subsidiaries. To the Knowledge of the

Company, no union representation elections relating to the Company's or any of its Subsidiaries' employees have been scheduled by any Governmental Entity and no investigation of the employment policies or practices of the Company or any of its Subsidiaries by any Governmental Entity is pending or threatened.

      3.12 Employee Benefit Matters.

            (a) Set forth in Section 3.12(a) of the Company Disclosure Schedule is a list of (i) each currently outstanding loan to any employee, officer or director of the Company or any Subsidiary, as well as (ii) each ERISA Benefit Plan, (iii) each Equity Benefit Plan, and (iv) each Non-ERISA Benefit Plan (such plans, agreements, arrangements described in clauses (ii) through (iii) and related trusts and related agreements and arrangements being hereinafter referred to as the "Benefit Plans"). The Company has delivered or made available to Parent true and complete copies of all Benefit Plans, summary plan descriptions, agreements representing awards (including Options or Share Right Awards) granted thereunder, and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service or Department of Labor with respect to the three (3) most recent filings made for such Benefit Plans prior to the date hereof.

            (b) Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

                  (i) each Benefit Plan has been operated and administered in compliance with its terms;

                  (ii) each Benefit Plan complies, as applicable, with requirements of ERISA and the Code, and all other applicable laws;

                  (iii) no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any ERISA Benefit Plan;

                  (iv) each Benefit Plan can be amended, discontinued or terminated at any time (including after the Effective Time) in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event, or (B) liabilities for which sufficient assets are set aside in a trust or insurance contract to satisfy such liabilities or which are accrued on the Company Financial Statements);

                  (v) all contributions required to be made in connection with any Benefit Plan through the date hereof have been timely made or, if not yet due, have been accrued on the Company Financial Statements;

                  (vi) other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims pending with respect to any Benefit Plan;

                  (vii) all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity have been timely filed; and

                  (viii) neither the Company, nor any Controlled Group Member has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA, and the Company and the Controlled Group Members have complied in all respects with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

            (c) Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination opinion, advisory or notification letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code or has time remaining to apply for the same under applicable Treasury Regulations or IRS pronouncements, and to the Knowledge of the Company nothing has occurred that could adversely affect such qualified status.

            (d) Neither the Company nor any Controlled Group Member maintains, sponsors, contributes to, or has an obligation to contribute to, or has maintained, sponsored, contributed to, or had an obligation to contribute to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA), any multiemployer plan (within the meaning of Section 3(37) of ERISA), or any multiple employer plan (within the meaning of Section 413 of the Code).

            (e) There are no agreements, plans, arrangements or other contracts covering current or former employees, consultants, directors or other service providers of the Company or any Controlled Group Member which provide for any payment or benefit that would, when considered individually or in the aggregate, constitute a parachute payment under Section 280G of the Code.

      3.13 Taxes.

            (a) Except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has timely filed all material Tax returns and reports required to be filed by it, the due date for which (including any extensions with respect thereto) occurred prior to the date of this Agreement, and has paid all Taxes as shown to be owed on such returns and reports. All such Tax returns were complete and accurate in all material respects. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall mean all federal, state, local and foreign income, employment, property, sales, excise, transfer, registration, value-added, goods and services, franchise and other taxes, tariffs or governmental charges of any nature whatsoever.

            (b) To the Knowledge of the Company (which shall be entitled to rely on advice rendered by its independent accountants), neither the Company nor any of its Subsidiaries has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under
Section 368(a) of the Code.

            (c) Except with respect to Taxes that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries have timely withheld and paid all Taxes that were required to have been withheld or have become due or payable, respectively, and
(ii) all Taxes of the Company and its Subsidiaries accrued following the end of the most recent period covered by the Company SEC Documents have been incurred in the Ordinary Course of Business and have been paid when due in the Ordinary Course of Business consistent with past practices.

            (d) Neither the Company nor any of its Subsidiaries is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement except for any such agreement or arrangement among one or more members of an "Affiliated Group" within the meaning of Section 1504(a) of the Code, the common parent of which is the Company.

            (e) Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution intended or purported to be governed by Section 355 of the Code.

            (f) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws relating to intercompany transactions and transfer pricing, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company.

            (g) Neither the Company nor any of its Subsidiaries (nor any predecessor thereof) is a party to a plan or agreement that could give rise to remuneration the deduction for which could be disallowed under Section 162(m) of the Code.

      3.14 Title to Properties.

            (a) Each of the Company and its Subsidiaries has marketable and legal title to, or valid leasehold interests in, all of its properties and assets except for such properties or assets that are no longer used in the conduct of their respective businesses, and, other than properties and assets in which the Company or any of its Subsidiaries has a leasehold interest, except for defects in title, easements, restrictive covenants and similar Liens and encumbrances that would not have a Material Adverse Effect on the Company.

            (b) Each of the Company and its Subsidiaries has complied with the terms of all real property leases to which it is a party and under which it is in occupancy, and all such real property leases are in full force and effect, except for such noncompliances or failures to be in full force and effect that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases. Neither the Company nor any of its Subsidiaries own any real property.

      3.15 Intellectual Property.

            (a) Section 3.15(a) of the Company Disclosure Schedule lists all registered Copyrights, Trademarks and Patents owned by the Company or any of its Subsidiaries (the "Company Registered Intellectual Property"). All Company Registered Intellectual Property used or currently proposed to be used in the business of the Company or any of its Subsidiaries as conducted prior to or on the Closing Date is valid and subsisting. The Company and its Subsidiaries have good and valid title to all of the Company-owned Intellectual Property, free and clear of any Liens. The Company and its Subsidiaries have a valid license or other right to use all Intellectual Property not owned by the Company or its Subsidiaries (the "Licensed Intellectual Property") of sufficient scope of use necessary to conduct the business of the Company or any of its Subsidiaries as conducted prior to or on the Closing Date, and as currently proposed to be conducted by the Company and its Subsidiaries. The Company-owned Intellectual Property and the Licensed Intellectual Property (collectively, the "Company Intellectual Property"), constitutes all Intellectual Property used or currently proposed to be used in the business of the Company or any of its Subsidiaries as conducted prior to or on the Closing Date, and as proposed to be conducted by the Company and its Subsidiaries.

            (b) To the Knowledge of the Company, none of the Company or any of its Subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of any other Person. None of the Company or any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict. None of the Company or any of its Subsidiaries is party to or the subject of any pending or, to the Knowledge of the Company, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved. Neither the Company nor any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Company-owned Intellectual Property by the Company or any of its Subsidiaries, the use, transfer or licensing of any Company Product by the Company or any of its Subsidiaries, or that may affect the validity, use or enforceability of any Company-owned Intellectual Property, and, with respect to Licensed Intellectual Property, neither the Company nor any of its Subsidiaries received notice of any such restriction. To the Knowledge of the Company, no other Person has infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property. None of the Company or any of its Subsidiaries has brought any action, suit or proceeding for infringement of any Company Intellectual Property, or for breach of any license or agreement involving any of such Company Intellectual Property, against any party.

            (c) No royalties or other continuing payment obligations are past due in respect of any Intellectual Property of a third party which is incorporated in any product licensed or distributed by the Company or its Subsidiaries.

            (d) Each of the Company and its Subsidiaries has taken reasonable and necessary steps (based on standard industry practices) to protect its Intellectual Property and rights thereunder and, to the Knowledge of the Company, no such rights to Intellectual Property have been lost as a result of any act or omission by the Company or any of its Subsidiaries. The Software owned by the Company or any of its Subsidiaries, was (i) developed by employees of the Company or its Subsidiaries within the scope of their employment, (ii) developed by independent contractors who have assigned their rights to the Company or its Subsidiaries pursuant to written agreements or (iii) otherwise lawfully acquired by the Company or its Subsidiaries from a third party pursuant to written agreements.

            (e) None of the Company or any of its Subsidiaries jointly owns or claims any right, title or interest with any other Person (other than the Company or any of its Subsidiaries) in any Company-owned Intellectual Property. To the Knowledge of the Company, there has been no unauthorized use or disclosure of any Company Intellectual Property by any current or former officer, director, stockholder, employee, consultant or independent contractor of the Company or any of its Subsidiaries.

            (f) The Company and its Subsidiaries have taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Trade Secrets in which the Company or any of its Subsidiaries has any right, title or interest and otherwise to maintain and protect all such Trade Secrets. Without limiting the generality of the foregoing:

                  (i) All current and former employees, consultants and independent contractors of the Company or any of its Subsidiaries who are or were involved in, or who have contributed to, the creation or development of any Company-owned Intellectual Property have executed and delivered to the Company or its Subsidiary, as applicable, an agreement (containing no exceptions to or exclusions from the scope of its coverage) that protects proprietary information and assigns to the Company or its Subsidiary, as applicable, any and all such Intellectual Property or have validly waived or otherwise conveyed the benefit of any rights therein to the Company or its Subsidiary; and

                  (ii) Except pursuant to a Company Listed Contract listed under
Section 3.9(a)(v) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code. No event has occurred, and no circumstance or condition exists as a result of acts or omissions on the part of the Company or any of its Subsidiaries (including the execution of this Agreement or the consummation of any of the transactions contemplated hereby) or, to the Knowledge of the Company, as a result of any other event or circumstance, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Company Source Code.

            (g) None of the Software in respect of the Company Products, in whole or in part, is subject to the provisions of any Public Software or other source code license agreement that (i) requires the distribution of source code in connection with the distribution of or otherwise making available such Software in object code form; (ii) prohibits or limits the Company or any of its Subsidiaries from charging a fee or receiving consideration in connection with sublicensing or distributing such Software (whether in source code or object code form); or (iii) allows a customer, or requires that a customer have, the right to decompile, disassemble or otherwise reverse engineer such Software by its terms and not by operation of law. As used in this Agreement, "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as of the date of this Agreement as set forth www.osi.org) or similar licensing or distribution models which requires the distribution of source code to licensees free of charge.

            (h) The Company and its Subsidiaries, and their employees, have complied at all times with all applicable privacy laws and regulations regarding the collection, processing, disclosure and use of all data consisting of personally identifiable information in each case as such term is defined under the applicable law that is, or is capable of being, associated with specific individuals.

            (i) For purposes of this Agreement:

                  (i) "Intellectual Property" means all intellectual property, including but not limited to (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, Patent Applications, models, industrial designs, inventor's certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the "Patents"), (B) trademarks (any applications for registration therefor, including any modifications, extensions or renewals thereof), all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered) (the "Trademarks"), (C) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof) (the "Copyrights"),
(D) trade secrets, know-how and confidential business information and any other information, however documented, that is a trade secret within the meaning of the applicable trade secret protection laws, including without limitation the Uniform Trade Secrets Act (the "Trade Secrets"), (E) internet domain names, and
(F) any similar or equivalent intangible assets, properties and rights to any of the foregoing anywhere in the world.

                  (ii) "Patent Applications" means all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention.

                  (iii) "Software" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (iv) "Company-owned Intellectual Property" means the Copyrights, Trademarks, Patents and Trade Secrets owned by the Company or any of its Subsidiaries.

                  (v) "Shrinkwrap Software" means "off-the-shelf" computer software applications that are generally available to all interested purchasers and licensees on standard terms and conditions, and which can be obtained for less than $50,000.

                  (vi) "Company Products" means each and all of the products of the Company or any of its Subsidiaries (including all software products), currently being distributed, currently under development, or otherwise currently anticipated to be distributed under any product "road map" of the Company or any of its Subsidiaries.

                  (vii) "Company Source Code" means any source code, or any portion, aspect or segment of any source code, relating to any Company Intellectual Property.

      3.16 Sale of Products; Performance of Services.

            (a) Since January 1, 2001, each Company Product, system, program, or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Company or its Subsidiaries to any Person:

                  (i) has conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract delivered in connection therewith and with all applicable Legal Requirements, except where any nonconformance or noncompliance has been cured or converted; and

                  (ii) has been free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that would not adversely affect in any material respect such product, system, program, Company Intellectual Property or other asset (or the operation or performance thereof) or any bug or defect that has since been corrected, remediated or cured.

                  (iii) All installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company or its Subsidiaries were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts delivered in connection therewith and with all applicable Legal Requirements.

            (b) Since January 1, 2001, no customer or other Person has asserted or threatened to assert any claim against any of the Company or its Subsidiaries
(i) under or based upon any warranty provided by or on behalf of any of the Company or its Subsidiaries, or (ii) under or based upon any other warranty relating to any product, system, program, or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Company or its Subsidiaries or any services performed by any of the Company or its Subsidiaries, except in any case set forth in (i) or
(ii) above where such claim has been resolved and did not have and would not reasonably expected to have a Material Adverse Effect on the Company.

      3.17 Environmental Matters.

            (a) Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

                  (i) each of the Company and its Subsidiaries possesses all Environmental Permits necessary to conduct its businesses and operations as now being conducted, and each such Environmental Permit is in full force and effect; none of the Company or its Subsidiaries has received written notification from any Governmental Entity that any such Environmental Permits will be modified, suspended or revoked;

                  (ii) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws and the terms and conditions of all Environmental Permits, and none of the Company or its Subsidiaries has received written notification from any Governmental Entity or other Person that alleges that the Company or any of its Subsidiaries has violated or is, or may be, liable under any Environmental Law;

                  (iii) there are no past or pending or, to the Knowledge of the Company, threatened Environmental Claims (A) against the Company or any of its Subsidiaries or (B) against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed, either by Contract or by operation of law, and none of the Company or any of its Subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any Environmental Claim;

                  (iv) to the Knowledge of the Company, there have been no Releases of any Hazardous Materials at, from, in, to, on or under any real properties currently or previously owned, leased, or utilized by the Company or any of its Subsidiaries, predecessors, or Affiliates that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; and

                  (v) neither the Company nor any of its Subsidiaries, predecessors or Affiliates transported or arranged for the transportation, treatment, storage, handling or disposal of any Hazardous Materials to any off-site location that could reasonably be anticipated to result in an Environmental Claim.

            (b) To the Knowledge of the Company, there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos containing material within the leasehold of any site or building utilized by the Company or any of its Subsidiaries.

            (c) There have been no environmental investigations, studies, tests, audits, reviews or other analyses conducted by, on behalf of, or which are in the possession of, the Company or any of its Subsidiaries which have not been delivered or made available to Parent.

            (d) For purposes of this Agreement, the following defined terms shall apply:

                  (i) "Environmental Claims" means any and all actions, orders, decrees, suits, demands, directives, claims, Liens, investigations, proceedings or notices of violation by any Governmental Entity or other Person alleging responsibility or liability arising out of, based on or related to (1) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law;

                  (ii) "Environmental Laws" means all laws, rules, regulations, orders, decrees, applicable common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity with applicable authority over such matters relating to pollution or protection of the environment;

                  (iii) "Environmental Permits" means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws;

                  (iv) "Hazardous Materials" means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law; and

                  (v) "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment or within any building, structure, facility or fixture.

      3.18 Insurance. All physical assets of the Company and its Subsidiaries carried for value on the Company SEC Financial Statements are covered by fire and other insurance against such risks and in such amounts as are reasonable for prudent owners of comparable assets, and true and complete copies of all such insurance policies have been delivered or made available to Parent. Neither the Company nor any of its Subsidiaries is in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy, except for such defaults or failures that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has no Knowledge that any of such insurance policies will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy.

      3.19 No Restrictions on Business. Except for this Agreement, there is no Contract, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which would have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as currently proposed to be conducted by the Company, other than any prohibition or impairment that would not reasonably be expected to have a Material Adverse Effect on the Company.

      3.20 Opinion of Financial Advisor. The financial advisor of the Company, Wachovia Capital Markets, LLC (referred to as, "Wachovia Securities"), has rendered its opinion, addressed to the Board of Directors of the Company, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company has provided or will promptly provide a true, complete and correct copy of such opinion to Parent, solely for informational purposes.

      3.21 Broker Fees. No broker, investment banker, finder or financial advisor or other Person has been retained by, or is authorized to act on behalf of the Company or any of its Subsidiaries, and is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement (other than Wachovia Securities, whose brokerage, investment banking, finders and financial advisory fees shall be paid by the Company). The Company has heretofore delivered or made available to Parent a complete and correct copy of all agreements between the Company and Wachovia Securities pursuant to which such firm could be entitled to any payment relating to the transactions contemplated hereby.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub represent and warrant to the Company that, except as set forth in the written disclosure schedule prepared by Parent which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article 4 (provided, however, that disclosure in any Section shall be deemed to have been set forth in all other applicable Sections where it is reasonably apparent that such disclosure is applicable to such other Sections notwithstanding the omission of any cross-reference to such other Section) and is being concurrently delivered to the Company in connection herewith (the "Parent Disclosure Schedule"), the following statements are true and correct as of the date of this Agreement, except where another date is specified:

      4.1 Organization, Standing and Corporate Power. Each of Parent and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing, or local law equivalent, under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing, or local law equivalent, in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, or local law equivalent, would not reasonably be expected to have a Material Adverse Effect on Parent. Parent has delivered or made available to the Company, prior to the execution of this Agreement, complete and correct copies of (i) its Certificate of Incorporation and Bylaws, in each case as amended through the date hereof, (ii) all the existing written consents and minutes of the meetings of its Board of Directors and each committee of its Board of Directors held since January 1, 2000 and
(iii) all the existing written consents and minutes of the meetings of its stockholders held since January 1, 2000.

      4.2 Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Parent have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Parent, free and clear of all Liens. Except for the capital stock of, or other equity or voting interests in, the Subsidiaries listed in Section
4.2 of the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

      4.3 Capital Structure.

            (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 2,000,000 shares of Parent's preferred stock, par value $1.00 per share (the "Parent Preferred Stock"). As of the date hereof,
(i) 29,473,420 shares of Parent Common Stock are issued and outstanding, (ii) 414,702 shares of Parent Common Stock are issued and held by Parent in its treasury and (iii) no shares of Parent Preferred Stock are issued and outstanding. Parent has delivered to the Company a true, complete and correct schedule setting forth the number of shares of Parent Common Stock held by each registered holder thereof as of June 16, 2004, and since such date Parent has not issued any securities (including securities convertible into or exchangeable for Parent securities).

            (b) As of the date of this Agreement and regarding options to purchase shares of Parent Common Stock (each a "Parent Option") under Parent's 1995 Stock Option Plan, as amended ("Parent 1995 Plan"), 1996 Stock Option Plan, as amended ("Parent 1996 Plan"), 1996 Outside Directors Stock Option Plan ("Parent 1996 Outside Directors Plan"), and 1998 Nonstatutory Stock Option Plan, as amended ("Parent 1998 Plan" and, collectively with the Parent 1995 Plan, Parent 1996 Plan, and Parent 1996 Outside Directors Plan, the "Parent Stock Plans"):

                  (i) Parent has reserved 7,500 shares of Parent Common Stock for issuance pursuant to outstanding, unexercised options granted under the Parent 1995 Plan (which has been terminated with respect to any future issuance), and no other shares remain available for issuance thereunder;

                  (ii) Parent has reserved 8,200,000 shares of Parent Common Stock for issuance to employees, consultants and directors pursuant to the Parent 1996 Plan, of which (i) 2,500,570 vested shares have been issued pursuant to option exercises, (ii) 4,378,807 shares are subject to outstanding, unexercised options, and (iii) 1,320,623 shares remain available for issuance thereunder;

                  (iii) Parent has reserved 225,000 shares of Parent Common Stock for issuance to outside directors pursuant to the Parent 1996 Outside Directors Plan, of which (i) 40,103 vested shares have been issued pursuant to option exercises, (ii) 139,480 shares are subject to outstanding, unexercised options, and (iii) 45,417 shares remain available for issuance thereunder; and

                  (iv) Parent has reserved 762,500 shares of Parent Common Stock for issuance to employees and consultants pursuant to the Parent 1998 Plan, of which (i) 220,407 vested shares have been issued pursuant to option exercises,
(ii) 431,483 shares are subject to outstanding, unexercised options, and (iii) 110,610 shares remain available for issuance thereunder.

            (c) All outstanding shares of Parent's capital stock were duly authorized, validly issued, and are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the DGCL, Parent's Certificate of Incorporation, Bylaws or any Contract to which Parent is a party or otherwise bound. None of the outstanding shares of Parent's capital stock has been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of each of Parent's Subsidiaries were duly authorized, validly issued, and are fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Parent or a Subsidiary of Parent free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of Parent or any of its Subsidiaries.

            (d) The Parent Common Stock constitutes the only class of securities of Parent or its Subsidiaries registered or required to be registered under the Exchange Act.

            (e) Parent is not a party to or bound by any agreement with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of Parent or its Subsidiaries. To the Knowledge of Parent, there are no agreements among other parties, to which Parent is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of Parent or its Subsidiaries.

            (f) Except as set forth in the Parent Rights Agreement by and between Parent and ChaseMellon Shareholder Services dated as of October 2, 1998 and as described in this Section 4.3, no capital stock of Parent or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in this Section 4.3, there are no options, preemptive rights, warrants, calls, rights, commitments or agreements of any kind to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries is bound, obligating Parent or any of it Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or accelerate the vesting of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for Parent's repurchase rights with respect to unvested shares issued under the Parent Stock Plans, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of Parent), of Parent or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person. There are no registration rights or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of Parent or any of its Subsidiaries.

      4.4 Authority; Noncontravention.

            (a) Parent and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject to obtaining the Share Issuance Approval. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate authorizations or approvals on the part of Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject to (i) Parent obtaining the Share Issuance Approval, and (ii) Merger Sub obtaining approval of this Agreement and the Merger from Parent, as Merger Sub's sole stockholder, which approval shall have been obtained as promptly as possible after the execution of this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and
(ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

            (b) The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or represented by proxy at the Parent Stockholders' Meeting (the "Share Issuance Approval") in favor of the issuance of the Parent Common Stock in the Merger (the "Share Issuance") is the only vote of the holders of any class or series of Parent's capital stock necessary in connection with the transactions contemplated by this Agreement.

            (c) The Board of Directors of Parent, at a meeting duly called and held at which a quorum of the directors of Parent was present, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) declaring that it is advisable and in the best interests of Parent, Merger Sub and their stockholders that Parent and Merger Sub enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the Share Issuance is fair for the Parent and their stockholders, (iv) directing that the Share Issuance be submitted to a vote at a meeting of Parent's stockholders to be held as promptly as practicable as set forth in
Section 6.2 and (v) recommending that Parent's stockholders approve the Share Issuance, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

            (d) The Board of Directors of Merger Sub duly adopted resolutions
(i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) declaring that it is advisable and in the best interests of Merger Sub and Parent, as its sole stockholder, that Merger Sub enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, and (iii) recommending that Merger Sub's stockholder adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

            (e) The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby and compliance by Parent and Merger Sub with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or Merger Sub or the Certificate of Incorporation or Bylaws (or similar organizational documents) of any of their Subsidiaries, (ii) any Parent Material Contract, or (iii) subject to the governmental filings and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to Parent or any of its Subsidiaries or their respective properties or assets; other than, in the case of clauses
(ii) and (iii), any such conflicts, terminations, cancellations, violations, breaches, defaults, rights, results, losses, Liens or entitlements that would not reasonably be expected to have a Material Adverse Effect on Parent.

            (f) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance with the provisions hereof, except (i) as may be required by the HSR Act or as may be required under any foreign anti-trust or competition law or regulation, (ii) for the filing with the SEC of the Joint Proxy Statement relating to the Share Issuance Approval and such other filings, notices or reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) for any filings or notifications required under the rules and regulations of the NASDAQ Stock Market, Inc. of the transactions contemplated hereby, and (iv) for the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business.

      4.5 Parent SEC Documents; Financial Statements; Nasdaq Compliance.

            (a) Parent has filed with the SEC on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it since January 1, 2001, including all of its Certifications, as such documents since the time of filing may have been amended or supplemented with the SEC (the "Parent SEC Documents"). Since January 1, 2001, there have been no comment letters received by Parent from the Staff of the SEC or responses to such comment letters by or on behalf of Parent, that have not been provided to the Company. Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and such controls and procedures are designed to ensure that material information relating to Parent, including its Subsidiaries, required to be disclosed in the reports it files or submits under the Exchange Act is accumulated and communicated to Parent's principal executive officer and principal financial officer to allow timely decisions regarding financial disclosure. No Subsidiary of Parent is required to file with the SEC any report, schedule, form, statement or other document. As of their respective dates, the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. The Parent SEC Documents (i) were and, in the case of the Parent SEC Documents filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by Parent with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Documents or necessary in order to make the statements in such Parent SEC Documents, in light of the circumstances under which they were and will be made, not misleading; provided, however, that the Parent's Certifications are each true and correct based upon the knowledge of the officer(s) making such Certifications, as made. Parent is in compliance with the applicable listing rules of the Nasdaq National Market and has not since January 1, 2001 received any notice from the Nasdaq National Market asserting any non-compliance with such rules. As used in this Section 4.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available in writing to the SEC.

            (b) The financial statements of Parent for the fiscal year ended December 31, 2003 filed with the SEC (the "Parent Financial Statements") and all other financial statements of Parent included in the Parent SEC Documents, including in each case the notes thereto (collectively with the Parent Financial Statements, the "Parent SEC Financial Statements") complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and other adjustments described therein). Section 4.5(b) of the Parent Disclosure Schedule contains a description of all non-audit services performed by Parent's auditors for Parent and its Subsidiaries since the beginning of the immediately preceding fiscal year of Parent and the fees paid for such services; all such non-audit services were approved as required by
Section 202 of the Sarbanes-Oxley Act of 2002. In the reasonable opinion of Parent's audit committee, the fees paid to and the serviced performed by Parent's auditors relating to such non-audit services as described on Section 4.5(b) of the Parent Disclosure Schedule do not impair such auditor's independence. Parent has delivered or made available to the Company copies of all policies, manuals and other documents promulgating Parent's internal accounting controls. Parent does not have any off-balance sheet arrangements.

            (c) Except as set forth in the Parent Financial Statements and except as arising hereunder, Parent and its Subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that would be required by applicable accounting requirements and the published rules and regulations of the SEC to be reflected on or reserved against in any Parent SEC Financial Statements that are not disclosed, reflected or reserved against in such Parent SEC Financial Statements, except for such liabilities and obligations (i) that have been incurred since December 31, 2003 in the Ordinary Course of Business, or (ii) that would not reasonably be expected to have a Material Adverse Effect on Parent.

            (d) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among Parent or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving Parent or any of its Subsidiaries in the Parent Financial Statements.

            (e) Since the date of Parent's last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC. Since July 30, 2002, neither Parent nor any of its Subsidiaries has, directly or indirectly, made or arranged for any extension or maintaining of credit, or renewal of an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company in contravention of
Section 402 of the Sarbanes-Oxley Act of 2002.

      4.6 Absence of Certain Changes or Events. Except as described in any of the Parent SEC Documents or contemplated by this Agreement, between March 31, 2004 and the date hereof, (a) Parent and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business, and there has not been any (b)(i) Material Adverse Effect on Parent;
(ii) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's or any of its Subsidiaries' capital stock; or (iii) split, combination or reclassification of any of Parent's or any of its Subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock or other securities of Parent or any of its Subsidiaries (other than shares of Parent Common Stock issuable upon exercise of outstanding Parent Options under the Parent Stock Plans).

      4.7 Absence of Litigation; Investigations. Except as would not reasonably be expected to have a Material Adverse Effect on Parent, there are no claims, actions, suits, proceedings or, to the Knowledge of Parent, governmental investigations, inquiries or subpoenas (i) pending against Parent or any of its Subsidiaries, or any properties or assets of Parent or of any of its Subsidiaries, or (ii) to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries, or any properties or assets of Parent or of any of its Subsidiaries. Neither Parent nor any Subsidiary of Parent is subject to any outstanding order, judgment, writ, injunction or decree that would have a Material Adverse Effect on Parent or would prevent the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2001 nor are there currently any internal investigations or inquiries being conducted by Parent, its Subsidiaries, their respective Board of Directors or other equivalent management bodies or any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

      4.8 Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, certificates, authorizations, orders and approvals of all Governmental Entities which are necessary to the lawful operation of the respective business of Parent and its Subsidiaries, except where the failure to hold such Parent Permits would not reasonably be expected to have a Material Adverse Effect on Parent (the "Parent Permits"). Except as would not reasonably be expected to have a Material Adverse Effect on Parent, all such Parent Permits are in full force and effect and Parent and its Subsidiaries are in compliance with the terms of such Parent Permits and all applicable statutes, laws, ordinances, rules and regulations, judgments and decrees. Parent has not received any written notice to the effect that

Parent or any of its Subsidiaries is not in compliance with the terms of any Parent Permits or any such statutes, laws, ordinances, rules, or regulations.

      4.9 Contracts.

            (a) For purposes of this Agreement, a "Parent Material Contract" (and collectively, the "Parent Material Contracts") means each Contract to which Parent or any of its Subsidiaries is bound or a party (except for those Contracts that have expired or have been terminated in accordance with their terms), (i) that is material to Parent, in that the termination or cancellation of such Contract would reasonably be expected to have a Material Adverse Effect on Parent, (ii) with customers of Parent involving software revenues recognized by Parent in excess of $1,000,000 for the period beginning on January 1, 2003 and ending on May 31, 2004, but not including purchases by customers solely pursuant to Parent invoices made in the Ordinary Course of Business, (iii) with Persons which are not customers of Parent made in the Ordinary Course of Business involving payments by or to Parent or its Subsidiaries in excess of $1,000,000 for the period beginning on January 1, 2003 and ending on May 31, 2004, or (iv) with the 20 largest maintenance customers of Parent based upon such customers' aggregate billings for maintenance revenues recognized by Parent during the period beginning on January 1, 2002 and ending on March 31, 2004. Each Parent Material Contract is in full force and effect and constitutes a legal, valid and binding agreement of the Company or a Subsidiary of the Company, as applicable, enforceable in accordance with its terms (subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and
(ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)), of Parent or each of its Subsidiaries, as applicable, and Parent or its Subsidiaries, as applicable, have performed all of their material obligations (except those that have not yet become due) under, and is not in violation or breach of or default under, any of such Parent Material Contracts except for where such failure to perform, violation or breach would not reasonably be expected to have a Material Adverse Effect on Parent. To the Knowledge of Parent, the other parties to any Parent Material Contract have performed all of their obligations (except those that have not yet become due) under, and are not in violation or breach of or default under, any such Parent Material Contract except for such violations, breaches or defaults which would not reasonably be expected to have a Material Adverse Effect on Parent.

            (b) The execution of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or cause a breach of any Parent Material Contract and no approval or consent of any other party to any of Parent Material Contracts is required in order for those Parent Material Contracts to continue in effect after the consummation of the Merger.

      4.10 Absence of Changes in Benefit Plans. Since December 31, 2003, there has not been any adoption or amendment in any material respect by Parent or any Subsidiary of Parent of:

            (a) any stock ownership, stock purchase, stock appreciation, stock option or phantom stock benefit plan, program or arrangement (whether oral or written) not governed by ERISA and pertaining to the Parent Common Stock (together, "Parent Equity Benefit Plans");

            (b) any ERISA Benefit Plans which Parent or any Controlled Group Member sponsors or maintains or to which Parent or such entity, trade or business is required to contribute; or

            (c) any Non-ERISA Benefit Plans, providing any such benefits to any current or former employee, officer or director of Parent or any Controlled Group Member.

      4.11 Employee Benefit Matters.

            (a) Except as would not reasonably be expected to have a Material Adverse Effect on Parent:

                  (i) each ERISA Benefit Plan of Parent, Parent Equity Benefit Plan and each Non-ERISA Benefit Plan of Parent (such plans, agreements, arrangements, and related trusts and related agreements being hereinafter referred to as the "Parent Benefit Plans") has been operated and administered in compliance with its terms;

                  (ii) each Parent Benefit Plan complies, as applicable, with requirements of ERISA and the Code, and all other applicable laws;

                  (iii) no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any ERISA Benefit Plan of Parent;

                  (iv) all contributions required to be made in connection with any Parent Benefit Plan through the date hereof have been timely made or, if not yet due, have been accrued on Parent Financial Statements;

                  (v) other than claims in the ordinary course for benefits with respect to the Parent Benefit Plans, there are no actions, suits or claims pending with respect to any Parent Benefit Plan; and

                  (vi) all reports, returns and similar documents with respect to the Parent Benefit Plans required to be filed with any Governmental Entity have been timely filed.

            (b) Each Parent Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination opinion, advisory or notification letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code or has time remaining to apply for the same under applicable Treasury Regulations or IRS pronouncements, and to the Knowledge of Parent nothing has occurred that could adversely affect such qualified status.

            (c) Neither Parent nor any Controlled Group Member maintains, sponsors or contributes to, or has maintained, sponsored or contributed to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA), any multiemployer plan (within the meaning of Section 3(37) of ERISA), or any multiple employer plan (within the meaning of Section 413 of the Code).

      4.12 Taxes.

            (a) Except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and each of its Subsidiaries has timely filed all material Tax returns and reports required to be filed by it, the due date for which (including any extensions with respect thereto) occurred prior to the date of this Agreement, and has paid all Taxes as shown to be owed on such returns and reports. All such Tax returns were complete and accurate in all material respects. Except as would not reasonably be expected to have a Material Adverse Effect on Parent, no deficiencies for any Taxes have been proposed, asserted or assessed against Parent, and no requests for waivers of the time to assess any such Taxes are pending.

            (b) To the Knowledge of Parent (which shall be entitled to rely on advice rendered by its independent accountants), neither Parent nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

      4.13 Intellectual Property.

            (a) Section 4.13(a) of the Parent Disclosure Schedule lists all registered Copyrights, Trademarks and Patents owned by Parent or any of its Subsidiaries, and is in current use in its or their business (the "Parent Registered Intellectual Property"). All Parent Registered Intellectual Property used or currently proposed to be used in the business of Parent or any of its Subsidiaries as conducted prior to or on the Closing Date is valid and subsisting. Parent and its Subsidiaries have good and valid title to all of Parent-owned Intellectual Property, free and clear of any Liens. Parent and its Subsidiaries have a valid license or other right to use all Intellectual Property not owned by Parent or its Subsidiaries (the "Parent Licensed Intellectual Property") of sufficient scope of use necessary to conduct the business of Parent or any of its Subsidiaries as conducted prior to or on the Closing Date, and as currently proposed to be conducted by Parent and its Subsidiaries. Parent-owned Intellectual Property and the Parent Licensed Intellectual Property (collectively, the "Parent Intellectual Property"), constitutes all Intellectual Property used or currently proposed to be used in the business of Parent or any of its Subsidiaries as conducted prior to or on the Closing Date, and as proposed to be conducted by Parent and its Subsidiaries.

            (b) To the Knowledge of Parent, none of Parent or any of its Subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of any other Person. None of Parent or any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict. None of Parent or any of its Subsidiaries is party to or the subject of any pending or, to the Knowledge of Parent, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved. Neither Parent nor any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Parent-owned Intellectual Property by Parent or any of its Subsidiaries, the use, transfer or licensing of any Parent Product by Parent or any of its Subsidiaries, or that may affect the validity, use or enforceability of any Parent-owned Intellectual Property, and, with respect to Parent Licensed Intellectual Property, neither Parent nor any of its Subsidiaries received notice of any such restriction.. To the Knowledge of Parent, no other Person has infringed upon, misappropriated or otherwise come into conflict with any Parent Intellectual Property. None of Parent or any of its Subsidiaries has brought any action, suit or proceeding for infringement of any Parent Intellectual Property, or for breach of any license or agreement involving any of such Parent Intellectual Property, against any party.

            (c) No royalties or other continuing payment obligations are past due in respect of any Intellectual Property of a third party which is incorporated in any product licensed or distributed by Parent or its Subsidiaries.

            (d) Each of Parent and its Subsidiaries has taken reasonable and necessary steps (based on standard industry practices) to protect its Intellectual Property and rights thereunder and, to the Knowledge of Parent, no such rights to Intellectual Property have been lost as a result of any act or omission by Parent or any of its Subsidiaries. The Software owned by Parent or any of its Subsidiaries, was (i) developed by employees of Parent or its Subsidiaries within the scope of their employment, (ii) developed by independent contractors who have assigned their rights to Parent or its Subsidiaries pursuant to written agreements or (iii) otherwise lawfully acquired by Parent or its Subsidiaries from a third party pursuant to written agreements.

            (e) None of Parent or any of its Subsidiaries jointly owns or claims any right, title or interest with any other Person (other than Parent or any of its Subsidiaries) in any Parent-owned Intellectual Property. To the Knowledge of Parent, there has been no unauthorized use or disclosure of any Parent Intellectual Property by any current or former officer, director, stockholder, employee, consultant or independent contractor of Parent or any of its Subsidiaries.

            (f) Parent and its Subsidiaries have taken reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Trade Secrets in which Parent or any of its Subsidiaries has any right, title or interest and otherwise to maintain and protect all such Trade Secrets.

            (g) For purposes of this Agreement:

                  (i) "Parent-owned Intellectual Property" means the Copyrights, Trademarks, Patents and Trade Secrets owned by Parent or any of its Subsidiaries.

                  (ii) "Parent Products" means each and all of the products of Parent or any of its Subsidiaries (including all software products), currently being distributed, currently under development, or otherwise currently anticipated to be distributed under any product "road map" of Parent or any of its Subsidiaries.

                  (iii) "Parent Source Code" means any source code, or any portion, aspect or segment of any source code, relating to any Parent Intellectual Property.

      4.14 No Restrictions on Business. Except for this Agreement, there is no Contract, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which would have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, acquisition of property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted or as currently proposed to be conducted by Parent, other than any prohibition or impairment that would not reasonably be expected to have a Material Adverse Effect on Parent.

      4.15 Brokers. Except for Citigroup Global Markets Inc., no broker, investment banker, financial advisor or other Person has been retained by, or is authorized to act on behalf of, Parent or any of its Subsidiaries and is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

      4.16 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any other business activities and has conducted its operations only as contemplated hereby. Merger Sub has not incurred, directly or indirectly, any material liabilities or obligations except those in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

      4.17 Interested Stockholder. Neither Parent nor Merger Sub, nor any of their "affiliates" or "associates" have been "interested stockholders" of the Company at any time within three years of the date of this Agreement, as those terms are used in Section 203 of the DGCL.

      4.18 Opinion of Financial Advisor. The financial advisor of Parent has rendered its opinion, addressed to the Board of Directors of Parent, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent. Parent will promptly provide a true, complete and correct copy of such opinion to the Company solely for informational purposes.

                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 Conduct of Company's Business. Except as otherwise provided in, contemplated by or permitted by this Agreement, or as set forth in Section 5.1 of the Company Disclosure Schedule, between the date hereof and the Effective Time, the Company shall, and shall cause its Subsidiaries, (i) to operate their respective businesses in the Ordinary Course of Business, and (ii) to use all commercially reasonable efforts to preserve intact their business relationships with customers and other third parties, and keep available the service of their current officers and employees. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, as set forth in
Section 5.1 of the Company Disclosure Schedule or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), prior to the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to:

            (a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock;

            (b) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, or take any action to accelerate any vesting provisions of any such shares or securities, other than (i) the repurchase of unvested shares of Company Common Stock, at the original price paid per share, from employees, consultants or directors upon the termination of their service relationship with the Company or any Subsidiary, or (ii) any required action to effect the vesting acceleration contemplated by any Contract existing on the date hereof;

            (c) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or any of its other securities;

            (d) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock appreciation rights or other rights that are linked in any way to the price of Company Common Stock or in any way alter the capitalization structure of the Company or any of its Subsidiaries existing on the date of this Agreement (other than the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement pursuant to their terms as in effect on the date of this Agreement or as a result of the transactions contemplated hereby);

            (e) amend its Certificate of Incorporation or Bylaws (or similar organizational documents of any Subsidiary);

            (f) effect any merger, consolidation, or business combination;

            (g) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of the Company or any of its Subsidiaries or otherwise permit the corporate existence of the Company or any of its Subsidiaries to be suspended, lapsed or revoked;

            (h) directly or indirectly, sell, lease, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, other than (i) in the Ordinary Course of Business, (ii) any Liens for taxes not yet due and payable or being contested in good faith and (iii) such mechanics' and similar Liens, if any, as do not materially detract from the value of any such properties or assets;

            (i) (i) repurchase, prepay or incur any indebtedness or assume, guarantee or endorse any indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, except for borrowings incurred in the Ordinary Course of Business or transactions between the Company and Parent or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company;

            (j) enter into, modify, amend or terminate (i) any Contract which if so entered into, modified, amended or terminated would (A) have a Material Adverse Effect on the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) except in the Ordinary Course of Business, any Company Listed Contract;

            (k) (i) purchase, acquire, lease or license-in any material assets in any single transaction or series of related transactions having a fair market value in excess of $200,000; (ii) sell, transfer or otherwise dispose of any material assets other than sales of its products and other non-exclusive licenses of software in the Ordinary Course of Business; (iii) enter into any exclusive license, distribution, marketing or sales agreements; (iv) enter into any commitments to any person to develop Software without charge; (v) sell, transfer or otherwise dispose of any of Company-owned Intellectual Property other than in connection with sales of its products and non-exclusive licenses in the Ordinary Course of Business; (v) terminate any material Software development project that is currently ongoing, unless pursuant to the terms of an existing Contract with a customer; or (vi) grant "most favored customer" pricing to any Person other than in the Ordinary Course of Business;

            (l) (i) except as otherwise contemplated by this Agreement or as required to comply with applicable law, rule or regulation or any Contract or Benefit Plans existing on the date of this Agreement, pay any material benefit not provided for as of the date of this Agreement under any Contract or Benefit Plan, or (ii) enter into, modify, amend or terminate any Benefit Plan, or (iii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any Subsidiary thereof;

            (m) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice in any material respect;

            (n) except as required by GAAP, revalue any of its material assets or make any changes in accounting methods, principles or practices;

            (o) make or rescind any material election relating to Taxes or settle or compromise any material Tax liability or enter into any closing or other agreement with any Tax authority with respect to any material Tax liability, or file or cause to be filed any material amended Tax return, file or cause to be filed any claim for material refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

            (p) fail to file any material Tax returns when due, fail to cause such Tax returns when filed to be materially true, correct and complete, prepare or fail to file any Tax return in a manner inconsistent with past practices in preparing or filing similar Tax returns in prior periods or, on any such Tax return of the Company, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax returns in prior periods, in each case, except to the extent required by applicable Legal Requirements, or fail to pay any material Taxes when due;

            (q) effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, affecting in whole or in part any site of employment, facility, operating unit or employee of Company or any of its Subsidiaries; and

            (r) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Notwithstanding the preceding provisions of this Section 5.1, between the date hereof and the Effective Time, the Company may, after providing notice to Parent, in the Company's sole discretion and without the consent of Parent, comply with its legally binding obligations outstanding as of the date hereof which have been either provided to Parent or disclosed in the Company SEC Documents in accordance with the terms of such agreements.

      5.2 Conduct of Parent's Business. Except as otherwise provided in, contemplated by or permitted by this Agreement, or as set forth in Section 5.2 of the Parent Disclosure Schedule, between the date hereof and the Effective Time, Parent shall, and shall cause its Subsidiaries, (i) to operate their respective businesses in the Ordinary Course of Business, and (ii) to use all commercially reasonable efforts to preserve intact their business relationships with third parties, and keep available the service of their current officers and employees. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, as set forth in Section 5.2 of the Parent Disclosure Schedule or consented to in writing by the Company (which consent shall not be unreasonably withheld or delayed), prior to the Effective Time Parent shall not, and shall not permit any of its Subsidiaries to:

            (a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (provided that cash distributions from any of such Subsidiaries to Parent shall be permitted);

            (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or any of its other securities (other than any such transaction involving the capital stock of such Subsidiary, which does not alter the status of such Subsidiary as a wholly owned Subsidiary of Parent or a foreign Subsidiary of Parent that would be wholly owned but for a nominal number of director or similar shares being owned by a foreign national as is required by the law of the jurisdiction of such foreign Subsidiary's organization);

            (c) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock appreciation rights or other rights that are linked in any way to the price of Parent Common Stock, other than (i) the issuance of shares of Parent Common Stock upon the exercise of Parent Options pursuant to their terms or as a result of the transactions contemplated hereby and (ii) the issuance of Parent Options pursuant to the Parent Stock Plans to employees or consultants of Parent after the date of this Agreement but in the ordinary course of business for Parent and the subsequent exercise of those Parent Options for shares of Parent Common Stock;

            (d) amend its Certificate of Incorporation or Bylaws (or similar organizational documents of any Subsidiary);

            (e) effect any merger, consolidation, or business combination;

            (f) adopt a plan of complete or partial liquidation, dissolution, restructuring or recapitalization of Parent or any of its Subsidiaries or otherwise permit the corporate existence of Parent or any of its Subsidiaries to be suspended, lapsed or revoked, except with respect to the Subsidiaries of Parent, other than JDA Software, Inc., where individually or in the aggregate such liquidation, dissolution, restructuring or recapitalization would not reasonably be expected to have a Material Adverse Effect on Parent;

            (g) directly or indirectly, sell, lease, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, other than (i) in the Ordinary Course of Business, (ii) any Liens for taxes not yet due and payable or being contested in good faith and (iii) such mechanics' and similar Liens, if any, as do not materially detract from the value of any such properties or assets;

            (h) (i) repurchase, prepay or incur any indebtedness or assume, guarantee or endorse any indebtedness of another Person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or any of its Subsidiaries, except for borrowings incurred in the Ordinary Course of Business or transactions between Parent and the Company or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than Parent or any direct or indirect wholly-owned Subsidiary of Parent;

            (i) enter into, modify, amend or terminate (i) any Contract which if so entered into, modified, amended or terminated would (A) have a Material Adverse Effect on Parent, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) except in the Ordinary Course of Business, any Parent Material Contract;

            (j) except as otherwise contemplated by this Agreement or as required to comply with applicable law, rule or regulation or any Contract or Parent Benefit Plans existing on the date of this Agreement, (i) pay any material benefit not provided for as of the date of this Agreement under any Contract or Parent Benefit Plan, or (ii) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of Parent or any Subsidiary thereof;

            (k) except as required by GAAP, revalue any of its material assets or make any changes in accounting methods, principles or practices; and

            (l) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

Notwithstanding the preceding provisions of this Section 5.2, between the date hereof and the Effective Time, Parent may, after providing notice to the Company, in Parent's sole discretion and without the consent of the Company, comply with its legally binding obligations outstanding as of the date hereof which have been either provided to the Company or disclosed in the Parent SEC Documents in accordance with the terms of such agreements.

      5.3 No Solicitation by the Company.

            (a) The Company shall not, nor shall it permit any of its Subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any financial advisor, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to take any action to, directly or indirectly:

                  (i) solicit, initiate or facilitate any Takeover Proposal or the making of any proposal that constitutes a Takeover Proposal; or

                  (ii) enter into, continue or otherwise participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub and their respective officers, directors, employees, agents and advisors) regarding a Takeover Proposal;

provided, however, that at any time prior to obtaining Company Stockholder Approval, nothing in this Agreement shall prevent, and the Company may, in response to a Takeover Proposal, and subject to compliance with this Section 5.3:

                        (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement which is materially no less favorable to the Company than the Confidentiality Agreement or participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal; and

                        (B) enter into a binding written agreement providing for the implementation of a Superior Proposal if the Company, following the approval of the Board of Directors of the Company, elects to terminate this Agreement pursuant to Section 8.1(f), if in the case of (A) and (B) above, the Board of Directors of the Company determines that (1) such Takeover Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal or (2) the failure to take such action would be inconsistent with the fiduciary duties of the Company's Board of Directors under applicable law. The term "Takeover Proposal" means any proposal or offer from any Person relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) all or substantially all of the assets, properties and business of the Company and its Subsidiaries or (ii) 35% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company. The term "Superior Proposal" means a Takeover Proposal that the Board of Directors determines in good faith, after consultation with the Company's independent financial advisors of nationally recognized reputation (who may be Wachovia Securities), is more favorable to the Company's stockholders from a financial point of view than the Merger, taking into account all of the terms and conditions of such proposal, the likelihood of completion of such transaction, and the financial, regulatory, legal and other aspects of such proposal.

            (b) The terms of this Section 5.3 shall not prohibit the Company from taking any action necessary in order to comply with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, provided that neither the Company nor its Board of Directors shall, except as permitted by this Agreement, propose to withdraw, amend, change or modify its recommendation of this Agreement and the Merger, or to approve or recommend, or propose to publicly approve or recommend, a Takeover Proposal.

            (c) The Company shall immediately cease existing discussions or negotiations with any Persons conducted heretofore with respect to a Takeover Proposal.

      5.4 Employee Benefit Matters.

            (a) Unless Parent delivers written notice to the Company no later than five Business Days prior to the Effective Time providing otherwise, the Company shall take all action necessary to terminate, or cause to be terminated, before the Effective Time, any Benefit Plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan.

            (b) From and after the Effective Time, Parent will cause the Surviving Corporation to honor in accordance with their terms, the employment, indemnification or similar agreements between the Company and current employees set forth in Section 3.9(a)(iv) of the Company Disclosure Schedule (each, an "Employment Agreement"). Should Parent at any time after the Effective Time terminate one or more of the Benefit Plans, whether pension plans within the meaning of Section 3(2) of ERISA, welfare benefit plans within the meaning of
Section 3(1) of ERISA or any other employee benefit plans, then Parent shall at that time (the "Benefit Plan Termination Date"), include the employees of the Company and its Subsidiaries in the corresponding pension plans, welfare benefit plans and other employee benefit plans of Parent on the same basis and terms as the Parent's similarly situated employees participate. All welfare benefit plans of Parent in which the employees of the Company or its Subsidiaries participate after the Benefit Plan Termination Date shall provide coverage for pre-existing health conditions on the same basis and terms as Parent's similarly situated employees (which Parent represents is permitted under such plans), and all limitations as to pre-existing conditions, exclusions and waiting periods shall accordingly be waived with respect to participation and coverage under those plans, other than limitations or waiting periods already in effect with respect to one or more Company employees which had not been satisfied as of the Benefit Plan Termination Date under the corresponding welfare benefit plans maintained for such employees of the Company or its Subsidiaries immediately prior to the Benefit Plan Termination Date. In addition, under each such welfare benefit plan of Parent, the outstanding claims and expenses incurred by the employees of the Company or its Subsidiaries under each corresponding welfare benefit of the Company for the portion of the plan year preceding the Benefit Plan Termination Date will be recognized, and the employees of the Company or its Subsidiaries shall be given credit for amounts paid by them under each corresponding benefit plan of the Company, for the portion of the plan year preceding the Benefit Plan Termination Date, for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the successor welfare benefit plan of Parent. For purposes of eligibility, vesting and benefit accrual (other than benefit accruals under any defined benefit pension plan) under all pension, welfare benefit and other employee benefit plans of

Parent, service by an employee for the Company or any Subsidiary prior to the Effective Time shall be taken into account to the same extent as if such service had been performed for Parent or the Surviving Corporation; provided, that nothing herein in this sentence shall: (i) require the inclusion any such employee in any such plan prior to the Effective Time, (ii) require Parent to take more than commercially reasonable efforts to accomplish the foregoing, or
(iii) obligate Parent to incur material additional costs to implement any of the foregoing; and provided further, that in determining the amount of vacation pay owed to any such employee of the Company or Subsidiary, from and after the Effective Time under the applicable terms of the vacation pay plan of Parent or the Surviving Corporation, credit shall be given for such employee's service for the Company or any Subsidiary prior to the Effective Time.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

      6.1 Registration Statement; Joint Proxy Statement.

            (a) As promptly as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the registration statement on Form S-4 of Parent (together with all amendments thereto, the "Registration Statement"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to the Company's stockholders pursuant to the Merger and (ii) the joint proxy statement with respect to the Merger relating to the Company Stockholders' Meeting and the Parent Stockholders' Meeting (together with any amendments thereto, the "Joint Proxy Statement"). Copies of the Joint Proxy Statement shall be provided to the Nasdaq National Market in accordance with its rules. Each of the Parties shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the Parties shall take all action required under any applicable laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. Each of Parent and the Company shall notify the other of the receipt of any comments from the SEC or its staff on the Registration Statement and the Joint Proxy Statement and of any request from the SEC or its staff for amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, the Company or any of their representatives and advisors and the SEC or its staff. As promptly as practicable after the effective date of the Registration Statement, the Joint Proxy Statement shall be mailed to the stockholders of the Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the Securities Act, and the rules and regulations of the Nasdaq National Market.

            (b) The Company and Parent shall cooperate in connection with the preparation of the Registration Statement, including by giving (i) each other and their respective counsel a reasonable opportunity to review and comment on the Registration Statement, each time before such document (or any amendment thereto) is filed with the SEC, (ii) reasonable and good faith consideration to any comments made by the other and its counsel, (iii) promptly to the other party and its counsel any comments or other communications, whether written or oral, such party or its counsel may receive from time to time from the SEC with respect to the Joint Proxy Statement, (iv) a reasonable opportunity to participate in the response to those comments by giving (A) the other party and its counsel a reasonable opportunity to review and comment on the SEC comments and proposed response, (B) reasonable and good faith consideration to any comments made by the other party and its counsel, and (C) the opportunity to participate in any discussions or meetings with the SEC.

            (c) The Joint Proxy Statement shall include (i) with respect to the Company and its stockholders, the approval of the Merger and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the Company's rights under Sections 5.3 and 6.2(e), and (ii) with respect to Parent and its stockholders, the approval of the Share Issuance and the recommendation of the Board of Directors of Parent to Parent's stockholders that they vote in favor of approval of the Share Issuance.

            (d) No amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

            (e) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (i) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of the Company and Parent, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Subsidiary of the Company, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

            (f) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (i) in the case of the Joint Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of the Company and Parent, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time and (ii) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Subsidiary of Parent, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

      6.2 Company Stockholders' Meeting and Parent Stockholders' Meeting.

            (a) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of obtaining Company Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger or otherwise modifies its recommendation of the Merger, in all cases subject to its rights under Section 5.3(a) and this Section 6.2. The Company shall cause the Company Stockholders' Meeting to be held as promptly as practicable following the date of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt and approve this Agreement and the Merger, and shall include such recommendation in the Joint Proxy Statement, in each case subject to its rights under Section 5.3(a) and this Section 6.2.

            (b) Parent shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders' Meeting") for the purpose of obtaining Share Issuance Approval shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the Share Issuance. Parent shall, through its Board of Directors, recommend to its stockholders that they adopt and approve the Share Issuance, shall not amend or modify its recommendation in any manner adverse to the Company, and shall include such recommendation in the Joint Proxy Statement.

            (c) The Company and Parent shall use all reasonable efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting on the same date and as soon as practicable after the date on which the Registration Statement becomes effective. Except as otherwise contemplated by this Agreement, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the Company Stockholder Approval. Except as otherwise contemplated by this Agreement, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Share

Issuance pursuant to the Joint Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall use take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable law and such party's certificate or articles of incorporation and bylaws to effect the Merger. The Company may retain an agent, on terms or conditions reasonably acceptable to Parent, for the purpose of soliciting proxies on behalf of the Company for the Company Stockholders' Meeting; provided, however, that in the event of termination of this Agreement (other than a termination pursuant to Section 8.1(c) or any termination pursuant to which a Termination Fee may be payable), any and all fees and expenses of such agent shall be reimbursed to the Company by Parent within five (5) days of a written request by the Company for reimbursement.

            (d) Merger Sub shall, immediately following execution of this Agreement, submit this Agreement to Parent, as the sole stockholder of Merger Sub, for adoption and approval. Upon such submission, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated by this Agreement by unanimous written consent in lieu of a meeting in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of Merger Sub.

            (e) Nothing in this Agreement shall prevent the Board of Directors of the Company, either before or after the Company has filed or mailed the Joint Proxy Statement, from withdrawing, amending, changing or modifying its recommendation in favor of the Merger at any time prior to the approval and adoption of this Agreement and approval of the Merger by the Company's stockholders where the Board of Directors of the Company determines in good faith, after consultation with its legal advisors, that its failure to do so could reasonably be determined to constitute a breach of its fiduciary duties under applicable law.

      6.3 Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, attorneys, accountants and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time or termination of this Agreement, and without undue disruption of their respective businesses, to their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, promptly deliver or make available to Parent (a) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that to the extent that such information is competitively sensitive, as determined in good faith by the Board of Directors of the Company, including the Company's customer specific information or future marketing or strategic plans, such information will be reviewed by outside antitrust counsel before being shared with Parent or the officers, employees, attorneys, accountants and other representatives of Parent. Parent will hold, and will cause its respective officers, employees, attorneys, accountants and other representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement, dated as of February 23, 2004, between the Company and Parent (the "Confidentiality Agreement").

      6.4 Further Actions. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things that are necessary or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (a) the taking of all commercially reasonable acts necessary to cause the conditions in Article 7 to be satisfied, (b) the obtaining of all necessary consents, approvals or waivers from third parties and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 6.4 will limit or affect actions permitted to be taken pursuant to
Section 5.3, and notwithstanding this Section 6.4, the provisions of Section 6.5 shall govern with respect to filings with, and consents, approvals, permits or authorizations from, Governmental Entities (including filings and other matters related to the HSR Act).

      6.5 Filings; Other Actions.

            (a) Upon the terms and subject to the conditions herein provided each Party hereto shall (i) use all commercially reasonable efforts to cooperate with one another in determining which filings and registrations are required to be made prior to the Effective Time, and which consents, approvals, waivers, clearances, permits or authorizations or confirmations are required to be obtained prior to the Effective Time, from Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) use all commercially reasonable efforts to timely make all such filings and registrations and timely obtain all such consents, approvals, waivers, clearances, permits, registrations, authorizations or confirmations (including any required filings under the HSR Act or any foreign antitrust, competition or trade law), (iii) use all commercially reasonable efforts to avoid or eliminate as soon as practicable each and every impediment under any antitrust law that may be asserted by any United States or foreign governmental antitrust authority so as to enable the Parties to expeditiously close the transactions contemplated hereby, and (iv) use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

            (b) Without limiting the generality of the foregoing, the Company and Parent shall, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file with (i) the United States Federal Trade Commission and the United States Department of Justice, the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act and (ii) any other Governmental Entity, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any other foreign antitrust or competition law. Each of the Company and Parent shall furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any other foreign antitrust or competition law.

            (c) Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity and shall comply promptly with any such inquiry or request, including a request for additional information or Second Request from the United States Federal Trade Commission and the United States Department of Justice. Each Party shall permit the other Parties to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other Parties the opportunity to attend and participate in such meetings and conferences, in each case in connection with the Merger.

            (d) Nothing in this Agreement, however, shall require or be construed to require any Party hereto, in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby, to (i) sell or hold separate, or agree to sell or hold separate, before or after the Effective Time, any assets, businesses or any interests in any assets of businesses, of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, by Parent or the Company, of any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by Parent or the Company of any assets or businesses, or (ii) enter into any other agreement or be bound by any obligation that, in Parent's good faith judgment, may have a material adverse effect on the benefits to Parent of the transactions contemplated by this Agreement.

      6.6 Fees and Expenses.

            (a) All fees, costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses (other than the fees and expenses of attorneys and accountants) incurred in connection with the printing and filing with the SEC the Joint Proxy Statement and Registration Statement and any amendments or supplements thereto; provided, further, that Parent shall pay all fees and expenses (other than the fees and expenses of attorneys and accountants of the Company) incurred in connection with any filings made under the HSR Act and other antitrust or competition law filings, and Parent will pay the cost of all local counsel legal fees relating to this Agreement.

            (b) In the event (i) Parent terminates this Agreement pursuant to
Section 8.1(d) and (A) at or prior to such termination a Takeover Proposal shall have been publicly announced, commenced or otherwise become publicly known or any Person shall have publicly announced an intention to make a Takeover Proposal (and such Takeover Proposal or intention has not been withdrawn), and
(B) within six (6) months following the termination of this Agreement such Takeover Proposal is consummated, or (ii) the Company terminates this Agreement pursuant to Section 8.1(f), then the Company shall pay to Parent a fee in the amount $3,750,000 (the "Termination Fee") by wire transfer to an account designated in advance by Parent. The Termination Fee shall be payable (x) upon consummation of the transactions contemplated by the Takeover Proposal with respect to a termination described under clause (i) above, or (y) at the time of termination by the Company under clause (ii) above.

      6.7 Public Announcements; Other Communications. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby, except as may be required by applicable Legal Requirement, court process or obligations with respect to NASDAQ Stock Market, Inc., in which case the Party proposing to issue such press release or public statement shall use all reasonable efforts to consult in good faith with the other Party prior to such release, public statements or communications. The Parties agree that the initial press release to be issued with respect to the entering into of this Agreement shall be in a form mutually agreeable to the Parties.

      6.8 Director's and Officer's Insurance and Indemnification.

            (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by Law the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liabilities in respect of acts or omissions occurring at or prior to the Effective Time. Parent shall cause the Surviving Corporation (and its successors) to establish and maintain provisions in its certificate of incorporation and bylaws (or other comparable organizational documents) concerning the indemnification and exoneration of the Company's former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's certificate of incorporation and bylaws. Parent shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects all rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors, officers and employees of the Company and its Subsidiaries under the provisions existing on the date of this Agreement in any indemnification agreements between the Company and such individuals and all such provisions shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, Parent and the Surviving Corporation shall assume all obligations of the Company in respect thereof as to any claim or claims asserted prior to or after the Effective Time.

            (b) Prior to the Closing, Parent shall obtain and pay for a directors' and officers' liability insurance tail policy, including employment practices and securities liability, for the Company (and the Surviving Corporation as successor in interest) (the "D&O Policy") with a term of six years following the date of the Closing and providing for coverage and amounts, and containing terms and conditions, which are no less advantageous to the directors and officers of the Company than the current policies of directors' and officers' and liability insurance maintained by the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage for the purchase of such tail policy, and if the cost for such coverage is in excess of such amount, Parent or the Surviving Corporation, as the case may be, shall only be required to maintain such coverage as is available for such amount.

            (c) The provisions of this Section 6.8 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

      6.9 Section 16 Approval. For purpose of exempting, from the short-swing liability provisions of Section 16(b) of the Exchange Act, the exchange of the shares of Company Common Stock held by the executive officers of the Company for shares of Parent Common Stock in the Merger pursuant to the provisions of
Section 2.1(c), the Board of Directors of the Company shall, prior to the Effective Time, take appropriate action to approve such exchange. In addition, the Board of Directors of Parent shall, prior to the Effective Time, take appropriate action to approve, with respect to any Company employees who will become executive officers of the Parent as of the Effective Time, for purposes of exempting from the short-swing liability provisions of Section 16(b) of the Exchange Act, the issuance of shares of Parent Common Stock in exchange of the shares of Company Common Stock held by such persons in connection with the consummation of the Merger.

      6.10 Nasdaq Quotation. Each of the Company and Parent agrees to use reasonable efforts to continue the quotation of the Company Common Stock and Parent Common Stock, respectively, on the Nasdaq National Market, during the term of this Agreement so that appraisal rights will not be available to stockholders of the Company under Section 262 of the DGCL. Parent shall use all requisite commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date, to the extent such approval is then required under applicable law, SEC regulations or Nasdaq National Market rules.

      6.11 Blue Sky. Parent shall use reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under state securities or "blue sky" laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

      6.12 Affiliates. Section 6.12 of the Company Disclosure Schedule identifies all known Persons who may be deemed affiliates of the Company under Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall supplement Section 6.12 of the Company Disclosure Schedule to reflect any other known Rule 145 Affiliates after the date hereof. The Company shall use commercially reasonable efforts to promptly obtain an executed affiliate agreement from each Rule 145 Affiliate in form and substance reasonably satisfactory to Parent and the Company (an "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Common Stock to be received by Rule 145 Affiliates of the Company in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock (provided that such legends or stop transfer instructions shall be removed, one year after the Effective Time, upon the request of any holder of shares of Parent Common Stock issued in the Merger if such holder is not then an affiliate of Parent for purposes of Rule 144 under the Securities Act).

      6.13 Tax-free Reorganization. Prior to the Effective Time, each of Parent and the Company shall use its best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code, and shall not take any action reasonably likely to cause the Merger not so to qualify. Parent shall not take, or after the Effective Time cause the Company to take, any action reasonably likely to cause the Merger not to qualify as a tax-free reorganization under Section 368(a) of the Code.

      6.14 Representation on Parent Board. Parent shall take such action as may be necessary to cause the number of Directors comprising Parent's Board of Directors at the Effective Time to be sufficient to permit one director of the Company, who shall be mutually agreed by Parent and the Company prior to the mailing of, and identified in, the Joint Proxy Statement, to serve thereon; provided, however, that such candidate shall be considered, qualified and approved in accordance with the current procedures of Parent's nominating committee or other applicable governing standards of the Parent's Board of Directors, and such process shall be completed by Parent prior to the Effective Time. Parent shall, as of the Effective Time, appoint such Director to serve on Parent's Board of Directors for a term ending at the 2005 Annual Meeting of Stockholders of Parent.

                                    ARTICLE 7

                            CONDITIONS TO THE MERGER

      7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

            (a) Company Stockholder Approval. Company Stockholder Approval shall have been obtained.

            (b) Share Issuance Approval. Share Issuance Approval shall have been obtained.

            (c) Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

            (d) Listing of Parent Common Stock. The shares of Parent Common Stock to be issued in connection with the Merger shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

            (e) HSR Act and Other Approvals. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and under any other legal requirement (including any authorization, consent, order or approval, or dedication, filing or expiration of any waiting period) of any Governmental Entity shall have expired or been terminated, as the case may be, and no Governmental Entity is continuing to investigate the Merger and no Governmental Entity or third party is seeking to challenge the consummation of the Merger administratively or in court. Any requirements of other jurisdictions or Governmental Entities applicable to the consummation of the Merger shall have been satisfied, unless the failure of such requirements to be satisfied would not have a Material Adverse Effect on the Company or Parent.

            (f) No Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

            (g) Tax Opinions. Parent and the Company shall each have received written opinions from Gray Cary Ware & Freidenrich LLP and Morgan Lewis & Bockius LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders the opinion to such party in form and substance reasonably satisfactory to such party, that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Parent, Merger Sub and the Company shall deliver to tax counsel, and tax counsel shall be entitled to rely upon, reasonable and customary tax representations in connection with rendering such opinions.

      7.2 Conditions to Obligation of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct (without regard to the terms "material", "materially" or "Material Adverse Effect") as though made as of the Closing Date such that the aggregate effect of any inaccuracies in such representations and warranties would not have a Material Adverse Effect on the Company, except (i) that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, and (ii) for changes contemplated by this Agreement. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed any covenants or obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

            (c) No Material Adverse Effect. Since the date of this Agreement, there shall have occurred no Material Adverse Effect on the Company.

            (d) Employment Agreements. Each of the employment agreements entered into with the employees of the Company identified on Schedule 7.2(d) hereto concurrently with the execution of this Agreement shall be effective as of the Effective Time in full force and effect.

      7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained herein shall be true and correct (without regard to the terms "material", "materially" or "Material Adverse Effect") as though made as of the Closing Date such that the aggregate effect of any inaccuracies in such representations and warranties would not have a Material Adverse Effect on Parent, except (i) that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, and (ii) for changes contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by the chief executive officer or chief financial officer of Parent and Merger Sub to such effect.

            (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed any covenants or obligations required to be performed by them under this Agreement at or prior to the Closing Date in all material respects, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the chief executive officer or chief financial officer of Parent and Merger Sub to such effect.

            (c) D&O Policy. Parent shall have obtained a binding commitment for the D&O Policy, which commitment shall evidence the requirement that such policy will become effective as of the Effective Time.

            (d) No Material Adverse Effect. Since the date of this Agreement, there shall have occurred no Material Adverse Effect on Parent.

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after Company Stockholder Approval or Share Issuance Approval has been obtained and notwithstanding adoption of this Agreement by the stockholder of Merger Sub:

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if:

                  (i) the Merger shall not have been consummated by December 30, 2004 (the "End Date", as extended below); provided, that if (A) the Effective Time has not occurred by the End Date by reason of nonsatisfaction of the conditions set forth in Section 7.1(e) and (B) all other conditions set forth in
Article 7 have been satisfied or waived or are then capable of being satisfied, then the End Date shall automatically be extended to January 31, 2005 (which shall then be the "End Date"); provided, further, that no Party may terminate this Agreement pursuant to this Section 8.1(b)(i) if such Party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before the End Date,

                  (ii) any Legal Restraint set forth in Section 7.1(f) shall be in effect and shall have become final and nonappealable,

                  (iii) Company Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting duly convened therefor; or

                  (iv) Share Issuance Approval shall not have been obtained at the Parent Stockholders' Meeting duly convened therefor;

            (c) by Parent if the Company shall have breached or failed to perform in any respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, or if any representations or warranties of the Company shall have become untrue which breach or failure to perform or untrue representation or warranty (A) would give rise to the failure of a condition set forth in Sections 7.2(a) or 7.2(b) and (B) cannot be or has not been cured within thirty (30) days after Parent's giving written notice to the Company of such breach (a "Company Material Breach") (provided, in each case, that Parent is not then in Parent Material Breach of any representation, warranty, covenant or other agreement set forth in this Agreement);

            (d) by Parent if there shall have occurred a Company Triggering Event, provided, that Parent is not then in Parent Material Breach of any representation, warranty, covenant or other agreement set forth in this Agreement (for purposes of this Agreement, "Company Triggering Event" shall mean: (i) the failure of the Board of Directors of the Company to recommend that the Company's stockholders vote to adopt this Agreement, or the withdrawal or modification of the Company Board Approval in a manner adverse to Parent; (ii) the Company shall have failed to include in the Joint Proxy Statement the Company Board Approval or a statement to the effect that the Board of Directors of the Company has determined and believes that the Merger is in the best interests of the Company and the Company's stockholders; (iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Takeover Proposal; (iv) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer; (v) a willful and material breach by the Company of Section 5.3; or (vi) the Company resolves, agrees or proposes publicly to take any of the foregoing actions in response to such Takeover Proposal);

            (e) by the Company, if Parent or Merger Sub shall have breached or failed to perform in any respect any of its representations, warranties, covenants or other agreements set forth in this Agreement or if any representations or warranties of Parent or Merger Sub shall have become untrue, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 7.3(a) or 7.3(b) and (B) cannot be or has not been cured within thirty (30) days after the Company's giving written notice to Parent of such breach (a "Parent Material Breach") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement set forth in this Agreement); or

            (f) by the Company if the Company is not in breach of its obligations under Section 5.3 hereof and the Board of Directors of the Company has authorized the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal.

      8.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than Section 6.6, Section 6.7, this Section 8.2 and Article 9; provided, however, that no such termination shall relieve any Party from any liability or damages resulting from an intentional or willful breach or intentional or willful failure to perform by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

      8.3 Amendment. This Agreement may be amended by the Parties at any time before or after Company Stockholder Approval and whether before or after adoption of this Agreement by the stockholder of Merger Sub; provided, however, that after any such approval, there shall not be made any amendment that by law, rule or regulation requires further approval by the stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

      8.4 Extension; Waiver. At any time prior to the Effective Time, a Party may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the proviso of
Section 8.3, waive compliance by the other Party with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement, provision, term or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                    ARTICLE 9

                               GENERAL PROVISIONS

      9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant hereto or thereto shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the Parties which by its express terms contemplates performance, in whole or in part, after the Effective Time.

      9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

            (a) if to Parent or Merger Sub, to:

                           JDA Software Group, Inc.
                           14400 North 87th Street
                           Scottsdale, Arizona  85260
                           Facsimile: (480) 308-4265
                           Attention: Chief Executive Officer

                           with a copy (which shall not constitute notice) to:

                           JDA Software Group, Inc.
                           14400 North 87th Street
                           Scottsdale, Arizona  85260
                           Facsimile: (480) 308-4268
                           Attention: General Counsel

                           and,

                           Gray Cary Ware & Freidenrich LLP
                           1221 South Mopac Expressway, Suite 400
                           Austin, Texas 78746
                           Facsimile: (512) 457-7001
                           Attention: Paul E. Hurdlow, Esq.

            (b) if to the Company, to:

                           QRS Corporation
                           1400 Marina Way South
                           Richmond, CA 94804
                           Facsimile: (510) 621-3790
                           Attention: Chief Executive Officer

                           with a copy (which shall not constitute notice) to:

                           Morgan, Lewis & Bockius LLP
                           One Market Plaza
                           San Francisco, California 94105
                           Facsimile: (415) 442-1001
                           Attention: Scott D. Karchmer, Esq.

      9.3 Certain Definitions. For purposes of this Agreement the following definition shall apply:

            (a) An "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

            (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in San Francisco, United States.

            (c) "Contract" means a loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, binding arrangement, binding understanding, binding undertaking, permit, franchise or license, whether oral or written, that has not been terminated and that contains any continuing obligation or liability of the Company or a third party, other than any invoice, purchase order or account set-up form made or issued in the Ordinary Course of Business (provided, however, that for the purposes of the representations made in Sections 3.9(a)(iii) and 3.9(a)(v)(A), (B)(1), and (C) through (J), "Contract" shall be deemed to include any such invoice, purchase order or account set-up form).

            (d) "Knowledge" of the Company or Parent, as applicable, means the actual knowledge of the individuals listed on Schedule 9.3(d) hereto, with respect to the Company or Parent, as the case may be.

            (e) "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

            (f) "Material Adverse Effect" means, when used in connection with the Company or Parent, as the case may be, any change, development, event, effect or occurrence that, individually or in the aggregate, is material and adverse to the business, condition (financial or otherwise) or results of operations of such Party and its Subsidiaries, taken as a whole, or to the ability of the Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect shall not include any change, development, event, effect or occurrence resulting from (i) any changes that generally affect the industries in which the Company or Parent operates; (ii) any changes in general economic, financial, political, market or regulatory conditions; (iii) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response or reaction to any of the foregoing, in each case, whether occurring within or outside the United States (which, in the case of (i), (ii) and (iii), does not have a materially disproportionate effect (relative to other industry participants) on such Party); (iv) with respect to each Party, any changes or effects, including any disruption of customer, employee, supplier or other similar relationships, arising out of, or attributable to, the public announcement or pendency of the Merger or the transactions contemplated by this Agreement; (v) any changes arising out of, or attributable to, a material breach of this Agreement by the other party; (vi) any changes required by any change in applicable accounting requirements or principles, or applicable laws, rules or regulations; or (vii) any changes resulting from compliance with the terms of, or the taking of any action required by, this Agreement; provided, further, that (x) any change in such Party's stock price or trading volume, or (y) any failure of such Party to meet its internal financial projections or published analysts' forecasts relating to it shall not, in and of itself, be deemed to constitute a Material Adverse Effect.

            (g) "Ordinary Course of Business" means, with respect to either the Company or Parent, the Company's or Parent's, as the case may be, ordinary course of business, consistent with past practice, existing prior to the date of this Agreement.

            (h) "Parties" means the Company, Parent and Merger Sub, and each shall be considered a "Party".

            (i) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            (j) "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

      9.4 Index of Defined Terms. Solely for convenience purposes, the following is a list of terms that are defined in this Agreement and the Section number where such definition is contained:

              TERM:                                 SECTION:
              -----                                 --------
1993 Plan                                            3.3(b)

1997 Plan                                            3.3(b)

Affiliate                                            9.3(a)

Affiliate Agreement                                   6.12

Agreement                                        First Paragraph

Benefit Plans                                        3.12(a)

Benefit Plan Termination Date                        5.4(b)

Business Day                                         9.3(b)

Certificates                                         2.2(b)

Certificate of Merger                                  1.3

Certifications                                         3.5

Closing                                                1.2

Closing Date                                           1.2

Code                                                Recitals

Company                                          First Paragraph

Company Board Approval                               3.4(c)

Company Common Stock                                 2.1(a)

Company Disclosure Schedule                         Article 3

Company Financial Statements                         3.5(b)

Company Intellectual Property                        3.15(a)

Company Listed Contracts                             3.9(a)

Company Material Breach                              8.1(c)

Company-owned Intellectual Property                3.15(i)(iv)

Company Permits                                        3.8

Company Preferred Stock                              3.3(a)

Company Products                                   3.15(i)(vi)

Company Registered Intellectual                      3.15(a)
Property

Company SEC Documents                                3.5(a)

Company SEC Financial Statements                     3.5(a)

Company Source Code                               3.15(i)(vii)

Company Stockholder Approval                         3.4(b)

Company Stockholders' Meeting                        6.2(a)

Company Triggering Event                             8.1(d)

Company Warrant                                      2.1(e)

Confidentiality Agreement                              6.3

Contract                                             9.3(c)

Controlled Group Member                            3.10(a)(ii)

Copyrights                                         3.15(i)(i)

D&O Policy                                           6.8(b)

Debt Obligations                                   3.9(a)(vii)

Delaware Secretary of State                            1.3

DGCL                                                Recitals

Effective Time                                         1.3

Employment Agreement                                 5.4(b)

End Date                                            8.1(b)(i)

Environmental Claims                               3.17(d)(i)

Environmental Laws                                 3.17(d)(ii)

Environmental Permits                             3.17(d)(iii)

Equity Benefit Plans                               3.10(a)(i)

ERISA                                              3.10(a)(ii)

ERISA Benefit Plans                                3.10(a)(ii)

Exchange Act                                         3.3(d)

Exchange Agent                                       2.2(a)

Exchange Ratio                                       2.1(c)

GAAP                                                   3.5

Governmental Entity                                  3.4(e)

Hazardous Materials                                3.17(d)(iv)

HSR Act                                              3.4(e)

Intellectual Property                              3.15(i)(i)

Joint Proxy Statement                                6.1(a)

Knowledge                                            9.3(d)

Legal Requirements                                   9.3(e)

Legal Restraints                                     7.1(f)

Licensed Intellectual Property                       3.15(a)

Liens                                                  3.2

Material Adverse Effect                              9.3(f)

Merger                                              Recitals

Merger Consideration                                 2.1(c)

Merger Sub                                       First Paragraph

Non-ERISA Benefit Plans                           3.10(a)(iii)

Option                                               3.3(b)

Ordinary Course of Business                          9.3(g)

Parent                                           First Paragraph

Parent 1995 Plan                                     4.3(b)

Parent 1996 Plan                                     4.3(b)

Parent 1996 Outside Directors Plan                   4.3(b)

Parent 1998 Plan                                     4.3(b)

Parent Common Stock                                  2.1(c)

Parent Disclosure Schedule                          Article 4

Parent Benefit Plans                                 4.11(a)

Parent Equity Benefit Plans                          4.10(a)

Parent Financial Statements                          4.5(b)

Parent Intellectual Property                         4.13(a)

Parent Licensed Intellectual Property                4.13(a)

Parent Material Contracts                            4.9(a)

Parent Material Breach                               8.1(e)

Parent Option                                        4.3(b)

Parent-owned Intellectual Property                 4.13(g)(i)

Parent Permits                                         4.8

Parent Preferred Stock                               4.3(a)

Parent Products                                    4.13(g)(ii)

Parent Registered Intellectual                       4.13(a)
Property

Parent SEC Documents                                   4.5

Parent SEC Financial Statements                        4.5

Parent Source Code                                4.13(g)(iii)

Parent Stock Plans                                   4.3(b)

Parent Stockholders' Meeting                         6.2(b)

Party(ies)                                           9.3(h)

Patent Applications                                3.15(i)(ii)

Patents                                            3.15(i)(i)

Person                                               9.3(i)

Public Software                                      3.15(h)

Release                                            3.17(d)(v)

Registration Statement                               6.1(a)

Rights                                               3.3(g)

Rights Agreement                                     3.3(a)

Rule 145 Affiliate                                    6.12

SEC                                                  3.4(e)

Securities Act                                       4.5(a)

Share Issuance                                       4.4(b)

Share Issuance Approval                              4.4(b)

Share Right Award                                  2.1(d)(iv)

Shrinkwrap Software                                3.15(i)(v)

Software                                           3.15(i)(i)

Stock Plans                                          3.3(b)

Subsidiary(ies)                                      9.3(j)

Superior Proposal                                    5.3(a)

Surviving Corporation                                  1.1

Takeover Proposal                                    5.3(a)

Taxes                                                 3.13

Trade Secrets                                      3.15(i)(i)

Trademarks                                         3.15(i)(i)

Termination Fee                                      6.6(b)

      9.5 Interpretation. When a reference is made in this Agreement to an Article or Section or the Company Disclosure Schedule or Parent Disclosure Schedule, such reference shall be to an Article or Section of, or the Company Disclosure Schedule or Parent Disclosure Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      9.6 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

      9.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement between the Company and Parent (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among all or some of the Parties with respect to the subject matter of this Agreement and (ii) except as provided in the provisions of
Section 6.8, are not intended to confer upon any Person other than the Parties any rights or remedies.

      9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

      9.10 Consent to Jurisdiction. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of either (a) the Court of Chancery of the State of Delaware State or (b) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) any Court of Chancery of the State of Delaware State or (b) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      9.11 Enforcement. The Parties agree that in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, monetary damages, even if available, would be an inadequate remedy. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy in any Delaware State court or any Federal court of the United States of America sitting in the State of Delaware to which they are entitled at law or in equity.

      9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  (Remainder of Page Intentionally Left Blank)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     JDA SOFTWARE GROUP, INC.,
                                     a Delaware corporation

                                     By: /s/ Hamish Brewer
                                         ---------------------------------------

                                     Its: President and Chief Executive Officer

                                     CVP2 CORP.,
                                     a Delaware corporation

                                     By: /s/ Hamish Brewer
                                         ---------------------------------------

                                     Its: President and Chief Executive Officer

                                     QRS CORPORATION,
                                     a Delaware corporation

                                     By: /s/ Elizabeth A. Fetter
                                         ---------------------------------------

                                     Its: President and Chief Executive Officer

                (Signature Page to Agreement and Plan of Merger)

                                    EXHIBIT A

                        COMPANY FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

          VOTING AGREEMENT (this "Agreement") is made and entered into as of June __, 2004 between JDA Software Group, Inc., a Delaware corporation ("Parent"), and CVP2 Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), on the one hand, and the undersigned stockholder ("Stockholder") of QRS Corporation, a Delaware corporation (the "Company"), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:

          WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 17, 2004 by and among Parent, Merger Sub, and the Company (the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which outstanding shares of capital stock of the Company will be converted into the right to receive the Merger Consideration;

          WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

          WHEREAS, Stockholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of shares of capital stock of the Company (the "Shares").

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

      1.  Agreement to Retain Shares.

      1.1 Transfer and Encumbrance. Prior to the Expiration Date (as defined below), Stockholder shall not: (a) volitionally transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), any or all of the Shares and the New Shares (as defined below) or any right or interest therein; provided, however, such restrictions shall not be applicable to (i) a gift of the Shares made to the Stockholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder's spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Shares effected pursuant to the Stockholder's will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares. As used herein, the term "Expiration

Date" shall mean the earlier to occur of (a) the Effective Time or (b) termination of the Merger Agreement in accordance with the terms thereof.

      1.2 New Shares. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. "New Shares" means:

            (a) any shares of capital stock or voting securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Company Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

            (b) any shares of capital stock or voting securities of the Company that Stockholder becomes the beneficial owner of as a result of any change in Company Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting Company Common Stock.

      2. Agreement to Vote Shares and Take Certain Other Action.

      2.1 Prior to the Expiration Date, at every meeting of the stockholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote or give written consent with respect to the Shares and any New Shares:

            (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

            (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

            (c) against any Takeover Proposal (as defined below) from any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

            (d) against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent's or Merger Sub's obligations under the Merger Agreement not being fulfilled;

            (e) against any amendment of the Company's Certificate of Incorporation or By-laws that is not requested or expressly approved by Parent; and

            (f) against any dissolution, liquidation or winding up of the Company.

      For purposes of this Agreement, the term "Takeover Proposal" means any proposal or offer from any Person relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) all or substantially all of the assets, properties and business of the Company and its Subsidiaries or (ii) 35% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company.

      2.2 Prior to the Expiration Date, Stockholder, as the holder of voting stock of the Company, shall be present, in person or by proxy, or, using Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company at which the matters referred to in Section 2.1 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

      2.3 Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders' vote with respect to an Opposing Proposal or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term "Opposing Proposal" means any of the actions or proposals described in clauses (b) through (f) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

      2.4 Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

      2.5 Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (a) acting in Stockholder's capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company or (b) voting in Stockholder's sole discretion on any matter other than the matters referred to in Section 2.1.

      3. Irrevocable Proxy. Stockholder has delivered to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of the Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

      4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

            (a) (i) Stockholder is the beneficial owner of the Shares; (ii) the Shares set forth on the signature page hereto constitute Stockholder's entire interest in the outstanding capital stock and voting securities of the Company as of the date hereof; (iii) the Shares are, and the Shares and any New Shares will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Shares and New Shares or other encumbrances;
(iv) Stockholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Shares and New Shares acquired by such Stockholder after the date hereof; and (v) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

            (b) In the event that Stockholder is a corporation, partnership, limited liability company or other entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and Stockholder has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by
(i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

            (c) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, permit any such Transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

      5. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

      6. Miscellaneous.

      6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      6.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      6.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

      6.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

            (b) if to Parent or Merger Sub, to:

                JDA Software Group, Inc.
                14400 North 87th Street
                Scottsdale, AZ 85260
                Facsimile: (480) 308-4268
                Attention: General Counsel

                with a copy (which shall not constitute notice) to:

                Gray Cary Ware & Freidenrich LLP
                1221 South MoPac Expressway, Suite 400
                Austin, TX 78746-6875
                Facsimile: (512) 457-7001
                Attention: Paul E. Hurdlow, Esq.

or to such other address as any party hereto may designate for itself by notice given as herein provided.

      6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      6.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      6.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

      6.9 Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      6.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

JDA SOFTWARE GROUP, INC.                    STOCKHOLDER:

By: __________________________________      ____________________________________
                                                         (Signature)

Its: _________________________________      ____________________________________
                                                  (Print Name of Stockholder)

CVP2 CORP.                                  ____________________________________
                                                    (Print Street Address)

                                            ____________________________________
By: __________________________________            (Print City, State and Zip)

Its: _________________________________      ____________________________________
                                                    (Print Telephone Number)

                                            ____________________________________
                                                    (Print Facsimile Number)

                                            ____________________________________
                                            (Social Security or Tax I.D. Number)

Shares owned on the date hereof:

____________ shares of Company Common Stock

____________ shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

State of Residence (if different than as set forth in address above):_________

                                    EXHIBIT A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                                 QRS CORPORATION

      The undersigned stockholder of QRS Corporation, a Delaware corporation (the "Company"), hereby irrevocably appoints the members of the Board of Directors of JDA Software Group, Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned and are owned as of any record date relevant for a vote (collectively, the "Shares"), in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

      This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Parent, CVP2 Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting:

            (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

            (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

                                   Exhibit A-1

            (c) against any Takeover Proposal (as defined below) from any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

            (d) against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent's or Merger Sub's obligations under the Merger Agreement not being fulfilled;

            (e) against any amendment of the Company's Certificate of Incorporation or By-laws that is not requested or expressly approved by Parent; and

            (f) against any dissolution, liquidation or winding up of the Company.

      For purposes of this Irrevocable Proxy, the term "Takeover Proposal" means any proposal or offer from any Person (as defined in the Merger Agreement) relating to any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) all or substantially all of the assets, properties and business of the Company and its Subsidiaries (as defined in the Merger Agreement) or (ii) 35% or more of the outstanding shares of Company Common Stock (as defined in the Merger Agreement) or capital stock of, or other equity or voting interests in, the Company.

      The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  (Remainder of Page Intentionally Left Blank)

                                   Exhibit A-2

      This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: _______________, 2004

                                  _____________________________________________
                                  (Signature of Stockholder)

                                  _____________________________________________
                                  (Print Name of Stockholder)

                                  ____________________ shares of Company Common Stock owned on the date hereof:

                                  ____________________ shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

                      (Signature Page to Irrevocable Proxy)

                                    EXHIBIT B

                         PARENT FORM OF VOTING AGREEMENT

                             PARENT VOTING AGREEMENT

         PARENT VOTING AGREEMENT (this "Agreement") is made and entered into as of June __, 2004 between QRS Corporation, a Delaware corporation ("QRS"), on the one hand, and the undersigned stockholder ("Stockholder") of JDA Software Group, Inc., a Delaware corporation (the "Parent"), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 17, 2004 by and among Parent, CVP2 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and QRS (the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of QRS pursuant to a statutory merger of Merger Sub with and into QRS in which outstanding shares of capital stock of QRS will be converted into the right to receive the Merger Consideration;

         WHEREAS, as a condition to the willingness of QRS to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

         WHEREAS, Stockholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of shares of capital stock of Parent (the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

      1. Agreement to Retain Shares.

      1.1 Transfer and Encumbrance. Prior to the Expiration Date (as defined below), Stockholder shall not: (a) volitionally transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), any or all of the Shares and the New Shares (as defined below) or any right or interest therein; provided, however, such restrictions shall not be applicable to (i) a gift of the Shares made to the Stockholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder's spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Shares effected pursuant to the Stockholder's will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares. As used herein, the term "Expiration Date" shall mean the earlier to occur of (a) the Effective Time or
(b) termination of the Merger Agreement in accordance with the terms thereof.

      1.2 New Shares. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. "New Shares" means:

            (a) any shares of capital stock or voting securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Parent Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

            (b) any shares of capital stock or voting securities of Parent that Stockholder becomes the beneficial owner of as a result of any change in Parent Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of Parent affecting Parent Common Stock.

      2. Agreement to Vote Shares and Take Certain Other Action.

      2.1 Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote or give written consent with respect to the Shares and any New Shares:

            (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

            (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

            (c) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

            (d) against any proposal that is intended to, or is reasonably likely to, result in a breach by Parent of the Merger Agreement; and

            (e) against any dissolution, liquidation or winding up of Parent.

      2.2 Prior to the Expiration Date, Stockholder, as the holder of voting stock of Parent, shall be present, in person or by proxy, or, using Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Parent at which the matters referred to in Section 2.1 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

      2.3 Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder's control to, (a) solicit proxies or become a

"participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders' vote with respect to an Opposing Proposal or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange
Act) with respect to any voting securities of Parent with respect to an Opposing Proposal. For purposes of this Agreement, the term "Opposing Proposal" means any of the actions or proposals described in clauses (b) through (e) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

      2.4 Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

      2.5 Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (a) acting in Stockholder's capacity as a director or officer of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Parent or (b) voting in Stockholder's sole discretion on any matter other than the matters referred to in Section 2.1.

      3. Irrevocable Proxy. Stockholder has delivered to QRS a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Parent (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

      4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to QRS as follows:

            (a) (i) Stockholder is the beneficial owner of the Shares; (ii) the Shares set forth on the signature page hereto constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Parent as of the date hereof; (iii) the Shares are, and the Shares and any New Shares will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Shares and New Shares or other encumbrances;
(iv) Stockholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Shares and New Shares acquired by such Stockholder after the date hereof; and (v) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

            (b) In the event that Stockholder is a corporation, partnership, limited liability company or other entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and Stockholder has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by
(i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

            (c) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such Transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

      5. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

      6. Miscellaneous.

      6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      6.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided, however, QRS may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of QRS. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      6.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that QRS will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to QRS upon any such violation, QRS shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to QRS at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

      6.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

            (b) if to QRS, to:

                QRS Corporation
                14000 Marine Way South
                Richmond, CA 94804
                Facsimile: (512) 621-3980
                Attention: General Counsel

                with a copy (which shall not constitute notice) to:

                Morgan Lewis & Bockius LLP
                One Market Plaza
                San Francisco, CA 94105
                Facsimile: (415) 442-1001
                Attention: Scott D. Karchmer, Esq.

or to such other address as any party hereto may designate for itself by notice given as herein provided.

      6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      6.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      6.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

      6.9 Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      6.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

QRS CORPORATION                         STOCKHOLDER:

By: ________________________________    ________________________________________
                                                      (Signature)
Its: _______________________________
                                        ________________________________________
                                               (Print Name of Stockholder)

                                        ________________________________________
                                                 (Print Street Address)

                                        ________________________________________
                                               (Print City, State and Zip)

                                        ________________________________________
                                                (Print Telephone Number)

                                        ________________________________________
                                                (Print Facsimile Number)

                                        ________________________________________
                                          (Social Security or Tax I.D. Number)

Shares owned on the date hereof:

_______________ shares of Parent Common Stock

_______________shares of Parent Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

State of Residence (if different than as set forth in address above):___________

                                    EXHIBIT A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                            JDA SOFTWARE GROUP, INC.

      The undersigned stockholder of JDA Software Group, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints the members of the Board of Directors of QRS Corporation, a Delaware corporation ("QRS"), and each of them, or any other designee of QRS, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Parent that now are owned of record by the undersigned and are owned as of any record date relevant for a vote (collectively, the "Shares"), in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

      This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of QRS entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Parent, CVP2 Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and QRS, which Merger Agreement provides for the merger of Merger Sub with and into QRS (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting:

            (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

            (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

                               Exhibit A-1

            (c) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

            (d) against any proposal that is intended to, or is reasonably likely to, result in a breach by Parent of the Merger Agreement; and

            (e) against any dissolution, liquidation or winding up of Parent.

      The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  (Remainder of page intentionally left blank)

                                  Exhibit A-2

      This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: _______________, 2004

                                       _________________________________________
                                       (Signature of Stockholder)

                                       _________________________________________
                                       (Print Name of Stockholder)

                                       _______________ shares of Parent Common
                                       Stock owned on the date hereof:

                                       _______________ shares of Parent Common
                                       Stock issuable upon the exercise of
                                       outstanding options, warrants or other
                                       rights.

                      (Signature Page to Irrevocable Proxy)